As filed with the Securities and Exchange Commission on November 19, 2010
Registration No. 333-170144

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Fidelity National Information Services, Inc.
(Exact name of registrant as specified in its charter)

Georgia	7389	37-1490331
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

See Table Of Guarantor Registrants Listed On Following Page

601 Riverside Avenue
Jacksonville, Florida 32204
Telephone: (904) 854-5000

(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)

Michael L. Gravelle, Esq.
Corporate Executive Vice President, Chief Legal Officer and Corporate Secretary
Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Telephone: (904) 854-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lawrence S. Makow, Esq.
Matthew M. Guest, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Telephone: (212) 403-1000

Approximate date of commencement of proposed sale to public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)       ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF GUARANTOR REGISTRANTS

	State or Other	Primary Standard
	Jurisdiction	Industrial
	of Incorporation or	Classification Code	I.R.S. Employer
Exact Name of Registrant as Specified in its Charter	Organization	Number	Identification No.

AdminiSource Communications, Inc.	Texas	7389	16-1744317
Advanced Financial Solutions, Inc.	Oklahoma	7389	73-1406986
Analytic Research Technologies, Inc.	Minnesota	7389	41-1937887
Asset Exchange, Inc.	Delaware	7389	93-1265708
ATM Management Services, Inc.	Minnesota	7389	41-1923485
Aurum Technology, LLC	Delaware	7389	71-0405375
BenSoft, Incorporated	California	7389	33-0664946
Card Brazil Holdings, Inc.	Georgia	7389	58-2607385
Certegy Check Services, Inc.	Delaware	7389	95-3582355
Certegy Payment Recovery Services, Inc.	Georgia	7389	58-2595258
Chex Systems, Inc.	Minnesota	7389	26-2926513
ChexSystems Collection Agency, Inc.	Minnesota	7389	75-1608698
ClearCommerce Corporation	Delaware	7389	41-1897932
Delmarva Bank Data Processing Center, LLC	Delaware	7389	38-3700278
Deposit Payment Protection Services, Inc.	Delaware	7389	91-1129953
EFD Asia, Inc.	Minnesota	7389	41-1887499
eFunds Corporation	Delaware	7389	39-1506286
eFunds Global Holdings Corporation	Minnesota	7389	41-1936361
eFunds IT Solutions Group, Inc.	Delaware	7389	41-1877535
Endpoint Exchange LLC	Oklahoma	7389	73-1406986
Fidelity Information Services International Holdings, Inc.	Delaware	7389	71-0793217
Fidelity Information Services International, Ltd.	Delaware	7389	71-0775319
Fidelity Information Services, Inc.	Arkansas	7389	71-0405375
Fidelity International Resource Management, Inc.	Delaware	7389	71-0708817
Fidelity National Asia Pacific Holdings, LLC	Georgia	7389	58-2119523
Fidelity National Card Services, Inc.	Florida	7389	59-1521546
Fidelity National E-Banking Services, Inc.	Georgia	7389	58-1921188
Fidelity National First Bankcard Systems, Inc.	Georgia	7389	58-1686198
Fidelity National Global Card Services, Inc.	Florida	7389	58-2652375
Fidelity National Information Services, LLC	Delaware	7389	37-1490331
Fidelity National Information Solutions, Inc.	Delaware	7389	41-1293754
Fidelity National Payment Services, Inc.	Delaware	7389	95-2135728
Fidelity National Transaction Services, Inc.	Georgia	7389	02-0594307
Fidelity Outsourcing Services, Inc.	Delaware	7389	23-2994297
FIS Capital, LLC	California	7389	73-1667263
FIS Capital Leasing, Inc.	Delaware	7389	16-1770554
FIS Core Processing Services, LLC	Delaware	7389	71-0405375
FIS Item Processing Services, LLC	Delaware	7389	71-0405375
FIS Management Services, LLC	Delaware	7389	43-2054614
FIS Output Solutions, LLC	Georgia	7389	58-2653381
GHR Systems, Inc.	Pennsylvania	7389	23-2691072
InterCept, Inc.	Georgia	6099	58-2237359
Kirchman Company LLC	Delaware	7389	41-2156399

	State or Other	Primary Standard
	Jurisdiction	Industrial
	of Incorporation or	Classification Code	I.R.S. Employer
Exact Name of Registrant as Specified in its Charter	Organization	Number	Identification No.

Kirchman Corporation	Wisconsin	7389	38-3700278
Link2Gov Corp.	Tennessee	7389	62-1868563
MBI Benefits, Inc.	Michigan	7389	38-3261866
Metavante Acquisition Company II LLC	Delaware	7389	20-4152165
Metavante Corporation	Wisconsin	7389	39-1165550
Metavante Holdings, LLC	Delaware	7389	37-1490331
Metavante Operations Resources Corporation	Delaware	7389	20-4159482
Metavante Payment Services AZ Corporation	Arizona	7389	20-8857737
Metavante Payment Services, LLC	Delaware	7389	39-1165550
Never Compromise, LLC	Delaware	7389	Foreign
NYCE Payments Network, LLC	Delaware	7389	39-1165550
Payment South America Holdings, Inc.	Georgia	7389	58-2607381
Penley, Inc.	Georgia	7389	01-0596996
Prime Associates, Inc.	Delaware	7389	11-2633848
Sanchez Computer Associates, LLC	Delaware	7389	71-0405375
Sanchez Software, Ltd.	Delaware	7389	51-0286300
Second Foundation, Inc.	California	7389	77-0454000
TREEV LLC	Nevada	7389	73-1406986
Valutec Card Solutions, LLC	Delaware	7389	38-3750784
VECTORsgi, Inc.	Delaware	7389	75-1866668
Vicor, Inc.	Nevada	7389	88-0293731
WCS Administrative Services, Inc.	Florida	7389	20-0322428
WildCard Systems, Inc.	Florida	7389	65-0556600

*	All guarantor registrants have the following principal executive office:

c/o Fidelity National Information Services, Inc. 601 Riverside Avenue Jacksonville, Florida 32204 Telephone: (904) 854-5000

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2010

PROSPECTUS

Fidelity National Information Services, Inc.

Offers to Exchange

7.625% Senior Notes Due 2017
Registered under the Securities Act
For
A Like Principal Amount of 7.625% Senior Notes Due 2017
($600,000,000 Aggregate Principal Amount)

And

7.875% Senior Notes Due 2020
Registered under the Securities Act
For
A Like Principal Amount of 7.875% Senior Notes Due 2020
($500,000,000 Aggregate Principal Amount)

Fidelity National Information Services, Inc. is offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange (i) an aggregate principal amount of up to $600,000,000 of our 7.625% senior notes due 2017 (which we refer to as the “2017 Exchange Notes”) for an equal principal amount of our outstanding 7.625% senior notes due 2017 (which we refer to as the “2017 Original Notes”) and (ii) an aggregate principal amount of up to $500,000,000 of our 7.875% senior notes due 2020 (which we refer to as the “2020 Exchange Notes,” and collectively with the 2017 Exchange Notes as the “Exchange Notes”) for an equal principal amount of our outstanding 7.875% senior notes due 2020 (which we refer to as the “2020 Original Notes,” and collectively with the 2017 Original Notes as the “Original Notes”). The Exchange Notes will represent the same debt as the respective series of Original Notes, and we will issue the Exchange Notes under the same indenture as the Original Notes.

The exchange offers expire at 5:00 p.m., New York City time, on [          ], 2010, unless extended.

Terms of the Exchange Offers

•	We are offering to exchange each series of Exchange Notes for the respective series of Original Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offers.

•	You may withdraw tendered Original Notes at any time prior to the expiration of the exchange offers.

•	The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the respective series of Original Notes for which they may be exchanged, except that the Exchange Notes generally will not be subject to transfer restrictions or be entitled to registration rights, and the Exchange Notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

•	Certain of our subsidiaries will guarantee our obligations under the Exchange Notes, including the payment of principal of, premium, if any, and interest on the Exchange Notes. These guarantees of the Exchange Notes will be senior unsecured obligations of the guarantors. Additional subsidiaries will be required to guarantee the Exchange Notes, and the guarantees of the guarantors will terminate, in each case in the circumstances described under “Description of the Exchange Notes — Guarantees.”

•	The exchange of Original Notes for Exchange Notes generally will not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

•	There is no existing market for the Exchange Notes to be issued, and we do not intend to apply for listing or quotation on any securities exchange or market.

See “Risk Factors” beginning on page 16 for a discussion of the factors you should consider in connection with the exchange offers.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for use in connection with any such resale until the earlier of 90 days after the date the exchange offers registration statement becomes effective and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is          , 2010.

Unless otherwise indicated or required by the context, in this prospectus, the terms “FIS,” “we,” “our,” “us” and the “Company” refer to Fidelity National Information Services, Inc. and all of its subsidiaries that are consolidated under GAAP (except in the section entitled “Summary — Summary Terms of the Exchange Offers” and in the section entitled “Description of the Exchange Notes,” in which cases such terms refer only to Fidelity National Information Services, Inc. and not to any of its subsidiaries); and “notes” refers to the Original Notes and the Exchange Notes collectively.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to exchange and issue the Exchange Notes in any state or other jurisdiction where the offer or exchange is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date printed on the front of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the later of (a) the completion or termination of the exchange offers and (b) if either of the exchange offers is completed, the termination of the period of time described under “Plan of Distribution” during which we have agreed to make available this prospectus to broker-dealers in connection with certain resales of the Exchange Notes:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

•	information required by Part III, Items 10 through 13, of Form 10-K (incorporated by reference from our Definitive Proxy Statement, filed with the SEC on April 15, 2010);

•	our Current Reports on Form 8-K filed on October 2, 2009 (Item 9.01(b) only), March 3, 2010, June 2, 2010, June 7, 2010, July 2, 2010, July 6, 2010, July 9, 2010, July 20, 2010 (such July 20, 2010 Current Report on Form 8-K to refer to the 8-K filing that contained Item 1.01, Item 2.03, Item 8.01 and Item 9.01 disclosures), July 30, 2010, August 23, 2010, and October 26, 2010 (two filings) (such October 26, 2010 Current Reports on Form 8-K to refer to the 8-K filings that each contained Item 8.01 and Item 9.01 disclosures);

•	the audited consolidated balance sheet of Metavante and its consolidated subsidiaries as of December 31, 2008, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2008, the notes related thereto, and the Report of Independent Registered Public Accounting Firm of Metavante, dated February 17, 2009, set forth under the caption “Item 8. Financial Statements and Supplementary Data” in Metavante’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended; and

•	the unaudited condensed consolidated balance sheet of Metavante and its consolidated subsidiaries as of June 30, 2009, and the related unaudited condensed consolidated statements of income and cash flows for each of the six-month periods ended June 30, 2009 and 2008, and the notes related thereto, under the caption “Item 1. Financial Statements” in Metavante’s Quarterly Report on Form 10-Q for the period ended June 30, 2009.

Notwithstanding the foregoing, to the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished to, rather than filed with, the SEC, such information or exhibit is not incorporated by reference into this document (unless specifically stated otherwise). You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attn: Investor Relations
Telephone: (904) 854-3282

To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than [          ]. In the event that we extend either of the exchange offers, you must submit your request at least five business days before the expiration date of the applicable exchange offer, as extended. We may extend the exchange offers in our sole discretion. See “Exchange Offers” for more detailed information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act that registers the Exchange Notes that will be offered in exchange for the Original Notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the Exchange Notes. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference room.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference and other written reports and oral statements made from time to time by Fidelity National Information Services, Inc. contain “forward-looking statements” (within the meaning of the U.S. federal securities laws) regarding our expectations, hopes, intentions, or strategies regarding the future. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management and can generally be identified by the use of expressions such as “may,” “will,” “should,” “could,” “would,” “likely,” “predict,” “potential,” “continue,” “future,” “estimate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases, as well as statements in the future tense; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons, including, without limitation, those discussed elsewhere in this prospectus, the documents incorporated by reference and in our other reports filed with the SEC. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•	changes and conditions in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes and conditions in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•	the effects of our substantial leverage which may limit the funds available to make acquisitions and invest in our business;

•	the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for core processing, card issuer, and transaction processing services;

•	failures to adapt our services and products to changes in technology or in the marketplace;

•	internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software;

•	the failure to achieve some or all of the benefits that we expect from the Metavante Acquisition (as defined below), including the possibility that the Metavante Acquisition may not be accretive to our earnings due to undisclosed liabilities, management or integration issues, loss of customers, the inability to achieve targeted cost savings, or other factors;

•	our potential inability to find suitable acquisition candidates or finance such acquisitions, which depends upon the availability of adequate cash reserves from operations or of acceptable financing terms and the variability of our stock price, or difficulties in integrating past and future acquired technology or business operations, services, clients and personnel;

•	competitive pressures on product pricing and services including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers; and

•	other risks detailed in “Risk Factors” in this prospectus and in “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (the “June 2010 10-Q”), and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements.

These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements. Please carefully review and consider the various disclosures made in this prospectus and in our reports filed with the SEC, including with respect to the risks and factors that may affect our business, financial condition, results of operations or prospects.

MARKET AND INDUSTRY DATA

Certain market and industry data included in this prospectus have been obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third party information and cannot assure you of its accuracy or completeness. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Forward-Looking Statements” and “Risk Factors” in this prospectus.

WEBSITES

The information contained on or that can be accessed through any of our websites is not incorporated in, and is not part of, this prospectus, and you should not rely on any such information in connection with your decision to participate in the exchange offers.

SUMMARY

This summary contains basic information about our company and the offering. This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of our company and the exchange offers, you should read this entire prospectus, including “Risk Factors” and the financial information and the notes thereto and other information incorporated by reference herein. The information in this summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this prospectus or incorporated by reference herein.

Our Company

FIS is a leading global provider of banking and payments technology solutions, processing services and information-based services. We offer financial institution core processing, card issuer and transaction processing services, including the NYCE Network, a leading national electronic funds transfer network. FIS is a member of the Standard and Poor’s 500® Index and holds a leading ranking in the annual FinTech 100 rankings.

As of September 30, 2010, FIS had more than 300 solutions serving over 14,000 financial institutions and business customers in over 100 countries spanning most segments of the financial services industry. These customers include 40 of the top 50 global banks, including nine of the top ten, as ranked by Bankersalmanac.com as of November 2009, as well as mid-tier and community banks, credit unions, commercial lenders, automotive financial institutions, healthcare providers and governments. Additionally, we provide services to numerous retailers via our check processing and guarantee services. No individual customer represents more than 5% of our revenues.

Fidelity National Information Services, Inc. is a Georgia corporation. Our executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204, and our telephone number at that location is (904) 854-5000.

Summary Terms of the Exchange Offers

The following is a brief summary of the terms of the exchange offers. For a more complete description of the exchange offers, see “Exchange Offers.”

Original Notes	$600.0 million aggregate principal amount of 7.625% Senior Notes due 2017.

$500.0 million aggregate principal amount of 7.875% Senior Notes due 2020.

Exchange Notes	Up to $600.0 million aggregate principal amount of 7.625% Senior Notes due 2017.

Up to $500.0 million aggregate principal amount of 7.875% Senior Notes due 2020.

Each series of Exchange Notes has been registered under the Securities Act. The terms of the Exchange Notes are identical in all material respects to the terms of the Original Notes, except that the Exchange Notes are registered under the Securities Act and are generally not subject to transfer restrictions, are not entitled to registration rights and do not have the right to earn additional interest under circumstances relating to our registration obligations.

Exchange Offers	We are offering to exchange each series of Exchange Notes for a like principal amount of Original Notes of the applicable series.

Currently, there is $600.0 million in aggregate principal amount of 2017 Original Notes outstanding and $500.0 million in aggregate principal amount of 2020 Original Notes outstanding.

Original Notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Exchange Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Subject to the terms of the exchange offers, we will exchange the Exchange Notes for all of the Original Notes of each series that are validly tendered and not withdrawn prior to the expiration of the applicable exchange offer.

Expiration Date	Each exchange offer will expire at 5:00 p.m., New York City time, on [ ], 2010, unless we extend it. We do not currently intend to extend the expiration date.

Withdrawal of Tenders	You may withdraw the tender of your Original Notes at any time prior to the expiration date.

Certain U.S. Federal Income Tax Considerations	The exchange by a Holder (as defined in “Certain U.S. Federal Income Tax Considerations”) of Original Notes for Exchange Notes in the exchange offers generally will not constitute a taxable exchange for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Conditions to the Exchange Offers	The exchange offers are subject to customary conditions, which we may waive. See “Exchange Offers — Conditions.”

Procedures for Tendering	If you wish to accept the applicable exchange offer and your Original Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct this custodial entity to tender your Original Notes on your behalf pursuant to the procedures of the custodial entity. If your Original Notes are registered in your name, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the Original Notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

Custodial entities that are participants in The Depository Trust Company, or “DTC,” may tender Original Notes through DTC’s Automated Tender Offer Program, or “ATOP,” which enables a custodial entity, and the beneficial owner on whose behalf the custodial entity is acting, to electronically agree to be bound by the letter of transmittal. A letter of transmittal need not accompany tenders effected through ATOP.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

• you are acquiring the Exchange Notes in the ordinary course of your business;

• you are not engaged in, and do not intend to engage in, a distribution (within the meaning of the Securities Act) of the Exchange Notes;

• you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes;

• you are not an affiliate of the Company (within the meaning of Rule 405 under the Securities Act); and

• if you are a broker-dealer registered under the Exchange Act, you are participating in the applicable exchange offer for your own account and are exchanging Original Notes acquired as a result of market-making activities or other trading activities and you will deliver a prospectus in connection with any resale of the Exchange Notes.

See “Exchange Offers — Eligibility; Transferability.”

Guaranteed Delivery Procedures	If you wish to tender your Original Notes, and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your Original Notes under the procedures described under “Exchange Offers — Guaranteed Delivery Procedures.”

Transferability	Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the Exchange Notes will generally be freely transferable by holders after the exchange offers without further compliance with the registration and prospectus delivery requirements of the Securities Act (subject to representations required to be made by each holder of Exchange Notes, as set forth above). However any holder of Original Notes who:

• is one of our “affiliates” (as defined in Rule 405 under the Securities Act),

• does not acquire the Exchange Notes in the ordinary course of business,

• distributes, intends to distribute, or has an arrangement or understanding with any person to distribute the Exchange Notes as part of the respective exchange offer, or

• is a broker-dealer who purchased Original Notes directly from us will not be able to rely on the interpretations of the staff of the SEC, will not be permitted to tender Original Notes in the exchange offers and, in the absence of any exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the notes.

Our belief is based on interpretations by the Staff of the SEC given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to these exchange offers. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account under the exchange offers in exchange for Original Notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See “Plan of Distribution.”

See “Exchange Offers — Eligibility; Transferability.”

Consequences of Failure to Exchange	Any Original Notes that are not tendered in the exchange offers, or that are not accepted in the exchange offers, will remain subject to the restrictions on transfer. Since the Original Notes have not been registered under the U.S. federal securities laws, you will not be able to offer or sell the Original Notes except under an exemption from the requirements of the Securities Act or unless the Original Notes are registered under the Securities Act. Upon the completion of the exchange offers, we will have no further obligations, except under limited circumstances, to provide for registration of the notes under the U.S. federal securities laws. See “Exchange Offers — Consequences of Failure to Tender.”

Use of Proceeds	We will not receive any proceeds from the exchange of notes pursuant to the exchange offers. We will pay all expenses incident to the exchange offers.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A., is serving as the exchange agent for the exchange offers. See “Exchange Offers — Exchange Agent” for the address and telephone number of the exchange agent.

Summary of Terms of the Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes. As used in this section, the terms “our,” “we,” “us,” “Issuer” and the “Company” refer to Fidelity National Information Services, Inc. and not to any of its subsidiaries; the term “Notes” refers collectively to the Exchange Notes and the Original Notes; the term “2017 Notes” refers collectively to the 2017 Original Notes and the 2017 Exchange Notes; and the term “2020 Notes” refers collectively to the 2020 Original Notes and the 2020 Exchange Notes.

The terms of the Exchange Notes will be identical in all material respects to the respective series of Original Notes for which they have been exchanged, except:

•	the Exchange Notes have been registered under the U.S. federal securities laws and will not bear any legend restricting their transfer;

•	the Exchange Notes bear a different CUSIP number from the Original Notes;

•	the Exchange Notes generally will not be subject to transfer restrictions and will not be entitled to registration rights; and

•	the holders of the Exchange Notes will not be entitled to earn additional interest under circumstances relating to our registration obligations under the registration rights agreement.

Issuer	Fidelity National Information Services, Inc.

Exchange Notes Offered	$600,000,000 aggregate principal amount of 7.625% senior notes due 2017.

$500,000,000 aggregate principal amount of 7.875% senior notes due 2020.

Maturity Date	The 2017 Exchange Notes will mature on July 15, 2017. The 2020 Exchange Notes will mature on July 15, 2020.

Interest Payment	Interest on the 2017 Exchange Notes will accrue at a rate of 7.625% per annum, payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing January 15, 2011.

Interest on the 2020 Exchange Notes will accrue at a rate of 7.875% per annum, payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing January 15, 2011.

Guarantors	The Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured basis by each of our domestic subsidiaries that is a guarantor under our amended credit facility.

Ranking	The Exchange Notes will be general unsecured obligations of the Issuer and will (1) rank equally in right of payment with all existing and future senior debt of the Issuer, (2) be effectively junior to all of the Issuer’s existing and future secured debt to the extent of the value of the assets securing that secured debt, (3) be effectively junior to all existing and future debt and liabilities of the Issuer’s non-guarantor subsidiaries, and (4) rank senior in right of payment to all of the Issuer’s future debt, if any, that is by its terms expressly subordinated to the Notes.

Each note guarantee is and will be a general unsecured obligation of each guarantor and will (1) rank equally in right of payment with all existing and future senior debt of such guarantor, (2) be effectively junior to all of such guarantor’s existing and future secured debt to the extent of the value of the assets securing that secured debt and (3) rank senior in right of payment to all existing and future debt of such guarantor, if any, that is by its terms expressly subordinated to such guarantor’s note guarantee.

Optional Redemption	On or after July 15, 2013, for the 2017 Notes, and July 15, 2014, for the 2020 Notes, the Issuer may redeem some or all of the applicable series of Notes at any time at the redemption prices described in the section “Description of Exchange Notes — Optional Redemption.” Before July 15, 2013, for the 2017 Notes, and July 15, 2014, for the 2020 Notes, the Issuer may also redeem some or all of the applicable series of Notes at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium.

Additionally, prior to July 15, 2013, the Issuer may redeem up to 35% of the aggregate principal amount of either series of the Notes with the net proceeds of specified equity offerings at the redemption prices specified for the applicable series of notes in the “Description of Exchange Notes — Optional Redemption.”

Asset Sale Proceeds	Upon certain sales of assets, we are required to make an offer to purchase the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest.

Change of Control	If the Issuer experiences certain kinds of changes of control, it must offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, in cash. For more details, see the section “Description of the Exchange Notes — Repurchase at the Option of Holders — Change of Control.”

Certain Covenants
The indenture for the Notes contains covenants that limit, among other things, the ability of the Issuer and its subsidiaries to:
• incur or guarantee additional indebtedness;
• make certain restricted payments;
• create or incur certain liens;
• create restrictions on the payment of dividends or other distributions to the Issuer from its restricted subsidiaries;
• engage in sale and leaseback transactions;
• transfer all or substantially all of the assets of the Issuer or any restricted subsidiary or enter into merger or consolidation transactions; and
• engage in certain transactions with affiliates.

These covenants are subject to certain important qualifications and limitations described under the heading “Description of the Exchange Notes.” Certain covenants will cease to apply to a particular series of Notes at all times after such series of notes has obtained investment grade ratings from both Moody’s Investors

Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P”); provided that at such time no default has occurred and is continuing under the indenture.

Absence of an Established Market for the Exchange Notes	The Exchange Notes generally are freely transferable but are also new securities for which there is not initially a market. We do not intend to list the Exchange Notes on any exchange or maintain a trading market for them. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes.

SUMMARY HISTORICAL FINANCIAL DATA

The following tables set forth certain of our historical financial data. The statement of earnings data for the years ended December 31, 2007, 2008 and 2009 and the balance sheet data as of December 31, 2009 have been derived from our audited consolidated financial statements, which have been audited by KPMG LLP, independent registered public accounting firm, and which are incorporated by reference in this prospectus.

The statement of earnings data and the balance sheet data as of September 30, 2010 and for the nine months ended September 30, 2009 and 2010 have been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus. Our unaudited financial statements have been prepared on a basis consistent with our audited consolidated financial statements, and, in the opinion of management, the historical unaudited statement of earnings and balance sheet data set forth below reflect all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation of our financial position and results of operations for those periods. The historical results of operations for any period are not necessarily indicative of the results to be expected for any future period. The following information should be read in conjunction with our consolidated financial statements and the related notes thereto and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (the “September 2010 10-Q”), which reports have been incorporated by reference in this prospectus.

On October 1, 2009, we completed the acquisition of Metavante Technologies, Inc. (“Metavante,” and the “Metavante Acquisition”). The results of operations and financial position of Metavante are included in our consolidated financial statements since the date of the acquisition.

On July 2, 2008, we completed the spin-off of our former lender processing services segment into a separate publicly traded company, Lender Processing Services, Inc. (“LPS,” and the “LPS Spin-off”). For accounting purposes, the results of LPS are presented as discontinued operations. Accordingly all prior periods have been restated to present the results of FIS on a stand-alone basis and include the results of LPS up to July 1, 2008 as discontinued operations.

On September 12, 2007, we completed the acquisition of eFunds Corporation (“eFunds,” and the “eFunds Acquisition”). The results of operations and financial position of eFunds are included in our consolidated financial statements since the date of acquisition.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
AND SUBSIDIARIES
CONDENSED HISTORICAL FINANCIAL INFORMATION
(In millions, except per share data)

	Nine Months Ended
	September 30,		Year Ended December 31,
	2010	2009(1)	2009(1)	2008	2007(2)

Statement of Earnings Data
Processing and services revenues	$3,873.2	$2,428.1	$3,769.5	$3,427.7	$2,892.9
Cost of revenues	2,680.9	1,822.2	2,800.6	2,689.3	2,315.3

Gross profit	1,192.3	605.9	968.9	738.4	577.6
Selling, general and administrative expenses	489.8	275.7	554.1	388.6	302.5
Impairment charges	154.9	—	136.9	26.0	13.5

Operating income	547.6	330.2	277.9	323.8	261.6
Other income (expense)	(108.4)	(86.3)	(121.9)	(155.7)	102.1

Earnings from continuing operations before income taxes and equity in earnings (loss) of unconsolidated entities	439.2	243.9	156.0	168.1	363.7
Provision for income taxes	161.2	83.8	52.1	53.3	128.4
Equity in earnings (loss) of unconsolidated entities	—	—	—	(0.2)	2.8

Earnings (loss) from continuing operations, net of tax	278.0	160.1	103.9	114.6	238.1
Earnings (loss) from discontinued operations, net of tax(3)	(32.4)	1.2	4.6	104.9	323.0

	Nine Months Ended
	September 30,		Year Ended December 31,
	2010	2009(1)	2009(1)	2008	2007(2)

Net earnings	245.6	161.3	108.5	219.5	561.1
Net (earnings) loss attributable to noncontrolling interest	48.3	(1.5)	(2.6)	(4.7)	0.1

Net earnings attributable to FIS common stockholders	$293.9	$159.8	$105.9	$214.8	$561.2

(1)	The results of operations of Metavante are included in earnings from October 1, 2009, the date of the Metavante Acquisition.

(2)	The results of operations of eFunds are included in earnings from September 12, 2007, the date of the eFunds Acquisition.

(3)	Discontinued operations include the results of operations of LPS, ClearPar, Certegy Australia, Ltd., Certegy Gaming Services, FIS Credit Services, Homebuilders Financial Network and Property Insight through the day of disposition.

	September 30,	December 31,
	2010	2009(1)

Balance Sheet Data:
Cash and cash equivalents	$389.4	$430.9
Goodwill	8,222.5	8,232.9
Other intangible assets	2,105.3	2,396.8
Total assets	13,555.7	13,997.6
Total long-term debt	5,096.3	3,253.3
Total FIS stockholders’ equity	6,260.7	8,308.9
Noncontrolling interest	160.2	209.7

Total equity	$6,420.9	$8,518.6

(1)	On October 1, 2009, we consummated the Metavante Acquisition.

SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

The following tables set forth certain pro forma financial data. The summary unaudited pro forma financial data for the year ended December 31, 2009 have been derived from our consolidated financial statements, which have been audited by KPMG LLP, independent registered public accounting firm, and are incorporated by reference in this prospectus. The pro forma statement of earnings data for the nine months ended September 30, 2010 have been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus. The summary unaudited pro forma consolidated financial data give effect to our recently completed purchase of 86.2 million shares of our common stock at a price of $29.00 per share (the “Tender Offer”), as if such purchase had occurred on January 1, 2009 for the condensed consolidated statement of earnings for the year ended December 31, 2009, and give effect to the Metavante Acquisition as if it had occurred January 1, 2009. The summary unaudited pro forma consolidated financial data for the nine months ended September 30, 2010 give effect to the purchase of shares pursuant to the Tender Offer, as if such purchase had occurred on January 1, 2010 for the condensed consolidated statement of earnings. Such pro forma data also assumes that the purchase of shares pursuant to the Tender Offer is financed with the debt transactions completed in June and July 2010 described in our September 2010 10-Q, as if such transactions had occurred on January 1 of each respective year. Because the Tender Offer and the debt transactions occurred prior to September 30, 2010, there would be no pro forma adjustments to the balance sheet as of that date and, therefore, one is not included herein.

The following information should be read in conjunction with the information under the caption ‘‘— Summary Historical Financial Data” in this prospectus and the Unaudited Pro Forma Condensed Combined Financial Information and the related notes thereto included in our Current Report on Form 8-K filed with the SEC on October 2, 2009, and with the consolidated financial statements of FIS and the related notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our September 2010 10-Q, which financial statements have been incorporated by reference in this prospectus. The summary unaudited pro forma financial data set forth below are presented for informational purposes only, should not be considered indicative of actual results of operations that would have been achieved had the Metavante Acquisition been consummated on the date indicated, and do not purport to be indicative of our results of operations for any future period. In addition, future results may vary significantly from the results reflected in such statements due to certain factors beyond our control. See “Risk Factors.”

FIDELITY NATIONAL INFORMATION SERVICES, INC.
AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS

	For the Year Ended December 31, 2009
		Metavante:	Pro Forma		Pro Forma
		January 1-	Adjustments		Combined	Pro Forma
		September 30,	to Include		FIS and	Adjustments-
	As Reported	2009	Metavante		Metavante	Recapitalization		Pro Forma
	(In millions, except per share data)

Processing and services revenues	$3,769.5	$1,292.2	$(78.6	)(e)(f)	$4,983.1			$4,983.1
Cost of revenues	2,800.6	830.1	85.9	(e)(g)	3,716.6			3,716.6

Gross profit	968.9	462.1	(164.5)		1,266.5			1,266.5
Selling, general and administrative expenses	554.1	165.5	(23.5	)(e) (h)(i)	696.1			696.1
Impairment charges	136.9				136.9			136.9

Operating income	277.9	296.6	(141.0)		433.5			433.5

Other income (expense):
Interest income	3.4	0.3			3.7			3.7
Interest expense	(134.0)	(84.1)			(218.1)	$(163.5	)(a)	(381.6)
Other income (expense), net	8.7	0.4			9.1	(14.5	)(b)	(5.4)

Total other income (expense)	(121.9)	(83.4)			(205.3)	(178.0)		(383.3)

Earnings from continuing operations before income taxes	156.0	213.2	(141.0)		228.2	(178.0)		50.2
Provision for income taxes	52.1	78.1	(47.1	)(c)	83.1	(59.4	)(c)	23.7

Earnings from continuing operations, net of tax	103.9	135.1	(93.9)		145.1	(118.6)		26.5
Earnings from discontinued operations, net of tax	4.6				4.6			4.6

Net earnings	108.5	135.1	(93.9)		149.7	(118.6)		31.1
Net earnings attributable to noncontrolling interest	(2.6)	1.1			(1.5)			(1.5)

Net earnings attributable to FIS common stockholders	$105.9	$136.2	$(93.9)		$148.2	$(118.6)		$29.6

Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.43				$0.39			$0.09
Net earnings per share-basic from discontinued operations attributable to FIS common stockholders	0.02				0.01			0.01

Net earnings per share-basic attributable to FIS common stockholders	$0.45				$0.40			$0.10

Weighted average shares outstanding-basic	236.4		134.8	(j)	371.2	(79.8	)(d)	291.4

Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.42				$0.39			$0.09
Net earnings per share-diluted from discontinued operations attributable to FIS common stockholders	0.02				0.01			0.01

Net earnings per share-diluted attributable to FIS common stockholders	$0.44				$0.40			$0.10

Weighted average shares outstanding-diluted	239.4		134.8	(j)	374.2	(81.2	)(d)	293.0

Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$101.3	$136.2	$(93.9)		$143.6	$(118.6)		$25.0
Earnings from discontinued operations, net of tax	4.6				4.6			4.6

Net earnings attributable to FIS	$105.9	$136.2	$(93.9)		$148.2	$(118.6)		$29.6

FIDELITY NATIONAL INFORMATION SERVICES, INC.
AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	For the Nine Months Ended
	September 30, 2010
		Pro Forma
	As Reported	Adjustments		Pro Forma
	(In millions, except per share data)

Processing and services revenues	$3,873.2			$3,873.2
Cost of revenues	2,680.9			2,680.9

Gross profit	1,192.3			1,192.3
Selling, general and administrative expenses	489.8			489.8
Impairment charges	154.9			154.9

Operating income	547.6			547.6

Other income (expense):
Interest expense, net	(108.4)	$(106.1	)(a)	(214.5)
Other income (expense), net	—			—

Total other income (expense)	(108.4)	(106.1)		(214.5)

Earnings from continuing operations before income taxes	439.2	(106.1)		333.1
Provision for income taxes	161.2	(38.9	)(c)	122.3

Earnings from continuing operations, net of tax	278.0	(67.2)		210.8
Loss from discontinued operations, net of tax	(32.4)			(32.4)

Net earnings	245.6	(67.2)		178.4
Net (earnings) losses attributable to noncontrolling interest	48.3			48.3

Net earnings attributable to FIS common stockholders	$293.9	$(67.2)		$226.7

Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.91			$0.92
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders	(0.09)			(0.11)

Net earnings per share-basic attributable to FIS common stockholders	$0.82			$0.81

Weighted average shares outstanding-basic	360.5	(79.8	)(d)	280.7

Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.89			$0.91
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders	(0.09)			(0.11)

Net earnings per share-diluted attributable to FIS common stockholders	$0.80			$0.80

Weighted average shares outstanding-diluted	367.7	(82.2	)(d)	285.5

Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$326.3	$(67.2)		$259.1
Loss from discontinued operations, net of tax	(32.4)			(32.4)

Net earnings attributable to FIS common stockholders	$293.9	$(67.2)		$226.7

(a)	Reflects the net increase in interest expense and debt issue cost amortization, as follows:

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2010	2009

Assets
Reverse interest expense recorded on existing debt facilities	$(25.5)	$(87.1)
Term Loan A	30.7	62.9
New Term Loan B	43.2	79.8
$1,100 million Notes	46.1	85.1
Extended Revolver	5.3	10.8
Amortization of debt issue costs	6.3	12.0

Incremental interest expense	$106.1	$163.5

(b)	For the year ended December 31, 2009, recognition of $3.2 million loss on recapitalization of Term Loan B, write-off of $0.9 million of deferred issue costs on original Term Loan A, plus $10.4 million consent fees and other costs associated with deemed extinguished debt.

(c)	Reflects the tax benefit associated with the pro forma adjustments at an effective tax rate of 36.7% for the nine months ended September 30, 2010 and 33.4% for the year ended December 31, 2009.

(d)	Reflects the purchase of 79.8 million shares of common stock (basic), plus the impact of the 6.4 million tendered stock options on the diluted calculation, which added 1.4 million shares and 2.4 million shares for the year ended December 31, 2009 and nine months ended September 30, 2010, respectively.

(e)	To eliminate activity between FIS and Metavante and to conform Metavante’s classifications to those of FIS.

(f)	To reduce revenue $53.4 million for the fair value purchase accounting adjustment to deferred revenue as if the acquisition had occurred on January 1, 2009.

(g)	To reverse amortization of Metavante deferred conversion costs of $10.1 million eliminated in purchase accounting, and to record estimated intangible asset amortization and incremental software amortization of $119.1 million for the nine-month period.

(h)	To reverse Metavante intangible asset amortization originally recorded for the nine-month period of $22.2 million, and to reduce commission expense $6.0 million to conform recognition of expense to FIS policy.

(i)	To account for the net increase in stock compensation expense of $5.3 million that would have been recognized for the nine-month period.

(j)	Reflects the issuance of shares to Metavante stockholders in connection with the Metavante Acquisition and to THL and FNF in connection with the private placement completed on October 1, 2009 as if those issuances had been completed on January 1, 2009.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table reflects our consolidated ratio of earnings to fixed charges for the periods indicated. Earnings included in the calculation of this ratio consist of income from continuing operations before income taxes and equity in earnings (losses) of unconsolidated entities plus fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges include interest expense, capitalized interest, amortization of debt issue costs, as well as the imputed interest component of rental expense.

	Nine Months Ended September 30		Year Ended December 31
	2010	2009	2009	2008	2007	2006(1)	2005(1)

Ratio of earnings to fixed charges	4.1	3.0	1.9	1.8	2.6	1.0	0.4

(1)	Ratio indicates less than one-to-one coverage. The deficiency is $10.1 million and $83.5 million for 2006 and 2005, respectively.

RISK FACTORS

You should carefully consider the following risks and all of the other information included in or incorporated by reference in this prospectus, including the risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in our June 2010 10-Q, before deciding to exchange the Original Notes. The risks set out below and incorporated by reference in this prospectus are not the only risks we face. If any of these risks occurs, our business, financial condition and results of operations could be materially adversely affected. In such case, you may lose all or part of your investment.

Risks Related to the Exchange Notes and Exchange Offers

Our substantial indebtedness could adversely affect our financial condition or operating flexibility and prevent us from fulfilling our obligations under our outstanding indebtedness and the Exchange Notes.

As of September 30, 2010, we had total debt of approximately $5.1 billion. Our substantial indebtedness could have important consequences for you. For example, it could:

•	make it difficult for us to satisfy our obligations with respect to the Exchange Notes or other outstanding indebtedness;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

•	make it difficult for us to optimally capitalize and manage the cash flow for our businesses;

•	limit our flexibility in planning for, or reacting to, changes in our businesses and the markets in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt;

•	limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds or dispose of assets; and

•	result in an event of default if we fail to satisfy our obligations under the Exchange Notes or other debt or fail to comply with the financial or other restrictive covenants contained in the indenture governing the Exchange Notes or our senior secured credit facility, which event of default could result in all of our debt becoming due and payable and could permit the lenders under our senior secured credit facility to foreclose on the assets securing such debt.

If future debt financing is not available to us when required or is not available on acceptable terms, we may be unable to grow our business, take advantage of business opportunities, respond to competitive pressures or refinance maturing debt, any of which could have a material adverse effect on our operating results and financial condition.

The covenants relating to the Exchange Notes and our senior secured credit facility are limited and do not prohibit us from incurring additional debt or taking other actions that could exacerbate the risks described in the preceding risk factor or otherwise negatively impact holders of the Exchange Notes.

We may be able to incur substantially more debt in the future. Although the indenture governing the Exchange Notes and the agreements governing our senior secured credit facility and other indebtedness each contain restrictions on our incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. Also, the restrictions of the indenture do not prevent us from incurring obligations that do not constitute debt under the terms thereof. As of September 30, 2010, we had approximately $874.2 million of borrowing capacity available under our existing FIS credit facility and $145.0 million available for borrowing under the accounts receivable facility described in our September 2010 10-Q under the heading

“Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financing.” To the extent new debt is added to our current levels, the risks described above could substantially increase.

Our holding company structure may impact your ability to receive payment on the Exchange Notes.

We are a holding company with no significant operations or material assets other than the capital stock of our subsidiaries. As a result, our ability to repay our indebtedness, including the Exchange Notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, distribution, loan, debt repayment or otherwise. Unless they are guarantors of the Exchange Notes, our subsidiaries do not have any obligation to pay amounts due on the Exchange Notes or to make funds available for that purpose. In addition, our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the Exchange Notes. Each of our subsidiaries is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. Further, while the guarantors will unconditionally guarantee the Exchange Notes, such guarantees could be rendered unenforceable for the reasons described in “— A court could void our subsidiaries’ guarantees of the Exchange Notes under fraudulent transfer laws.”

Effective subordination of the Exchange Notes and the guarantees to substantially all of our existing and future secured debt and the existing and future secured debt of the guarantors may reduce amounts available for payment of the Exchange Notes and the guarantees.

The Exchange Notes and the guarantees are unsecured. Accordingly, the Exchange Notes will effectively rank junior to all of our secured obligations and, so long as the guarantees are in effect, a guarantor’s guarantees will effectively rank junior to all of that guarantor’s secured obligations, in each case, to the extent of the assets securing those obligations. In the event of bankruptcy, liquidation or similar proceeding, or if payment under any secured obligation is accelerated, claims of any secured creditors for the assets securing the obligation will be prior to any claim of the holders of the Exchange Notes for these assets. After the claims of the secured creditors are satisfied, there may not be assets remaining to satisfy our obligations under the Exchange Notes or the guarantees. As of September 30, 2010, we and our subsidiaries had $3,974.9 million in secured indebtedness, including $3,958.9 million under the FIS Credit Agreement and $16.0 million in capital lease obligations. The indenture governing the Exchange Notes permits us and our subsidiaries to incur additional secured debt under specified circumstances.

Effective subordination of the Exchange Notes and the guarantees to indebtedness of our existing and future non-guarantor subsidiaries may reduce amounts available for payment of the Exchange Notes and the guarantees.

The Exchange Notes and the guarantees will also be effectively subordinated to the unsecured indebtedness and other liabilities of our subsidiaries that are not guarantors and of those guarantors whose guarantees of the Exchange Notes are released or terminated. Except to the extent that we or a guarantor is a creditor with recognized claims against our other subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our other subsidiaries will have priority with respect to the assets of such subsidiaries over our and the guarantors’ claims (and therefore the claims of our creditors, including holders of the Exchange Notes). As of September 30, 2010, our subsidiaries (other than the guarantors) had approximately $528.4 million of liabilities (including $108.1 million of deferred revenue).

A court could void our subsidiaries’ guarantees of the Exchange Notes under fraudulent transfer laws.

Although the guarantees provide you with a direct claim against the assets of the subsidiary guarantors, under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims with respect to a guarantee could be subordinated to all other debts of that guarantor. In addition, a bankruptcy court could void (i.e., cancel) any payments by that guarantor pursuant to its guarantee and require those payments to be returned to the guarantor or to a fund for the benefit of the other creditors of the guarantor. Each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may eliminate the guarantor’s obligations or reduce the guarantor’s obligations to an amount that effectively makes the guarantee worthless.

The bankruptcy court might take these actions if it found, among other things, that when a subsidiary guarantor executed its guarantee (or, in some jurisdictions, when it became obligated to make payments under its guarantee):

•	such subsidiary guarantor received less than reasonably equivalent value or fair consideration for the incurrence of its guarantee; and

•	such subsidiary guarantor:

•	was (or was rendered) insolvent by the incurrence of the guarantee;

•	was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital to carry on its business;

•	intended to incur, or believed that it would incur, obligations beyond its ability to pay as those obligations matured; or

•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it and, in either case, after final judgment, the judgment was unsatisfied.

A bankruptcy court would likely find that a subsidiary guarantor received less than fair consideration or reasonably equivalent value for its guarantee to the extent that it did not receive direct or indirect benefit from the issuance of the Exchange Notes. A bankruptcy court could also void a guarantee if it found that the subsidiary issued its guarantee with actual intent to hinder, delay or defraud creditors.

Although courts in different jurisdictions measure solvency differently, in general, an entity would be deemed insolvent if the sum of its debts, including contingent and unliquidated debts, exceeds the fair value of its assets, or if the present fair salable value of its assets is less than the amount that would be required to pay the expected liability on its debts, including contingent and unliquidated debts, as they become due.

If a court voided a guarantee, it could require that noteholders return any amounts previously paid under such guarantee. If any guarantee were voided, noteholders would retain their rights against us and any other subsidiary guarantors, although there is no assurance that those entities’ assets would be sufficient to pay the Exchange Notes in full.

The guarantees will be released under certain circumstances.

On the issue date, the Exchange Notes will be guaranteed by any of our subsidiaries that is a borrower under or is a guarantor of obligations under our amended FIS credit facility. Upon the occurrence of certain events, including if the obligations of any guarantor as a borrower and guarantor under such credit agreements terminate or are released, such guarantor’s guarantee of the Exchange Notes will also be released. See “Description of Exchange Notes — Guarantees.” In such event, the risks applicable to our subsidiaries that are not guarantors upon consummation of the offering will also be applicable to such guarantor.

Our foreign subsidiaries may become borrowers under our existing credit agreement without guaranteeing the Exchange Notes.

Under the terms of our existing credit agreement, we may designate foreign subsidiaries as borrowers, and such foreign subsidiaries would not be required to guarantee the Exchange Notes. As of the time of these offerings, each of our subsidiaries that is a borrower or a guarantor under our existing credit agreement is a domestic subsidiary, and will be a guarantor guaranteeing the Exchange Notes. However, if a foreign subsidiary is designated as a borrower under our credit agreement and borrows under the credit agreement, the Exchange Notes and the guarantees will be effectively subordinated to the claims of the lenders under the credit agreement with respect to such borrowings and with respect to the assets of such foreign subsidiary.

If on any date following the issuance of the Exchange Notes the Exchange Notes of either series have investment grade ratings, many of the restrictive covenants will cease to be in effect.

If on any date following the issuance of the Exchange Notes, the Exchange Notes of either series are rated at least BBB-(or the equivalent) by S&P and at least Baa3 (or the equivalent) by Moody’s and certain other conditions are met, many of the restrictive covenants in the indenture will cease to be in effect with respect to such series of notes. We cannot assure you that the Exchange Notes will ever be rated investment grade or that, if they are, that they will maintain such ratings. Termination of these covenants would allow us to engage in certain actions that would not be permitted while these covenants are in effect and any such actions that we take after the covenants are terminated will be permitted even if the Exchange Notes of the applicable series subsequently fail to maintain investment grade ratings. See “Description of Exchange Notes — Certain Covenants.”

The credit ratings assigned to the Exchange Notes may not reflect all risks of an investment in the Exchange Notes.

The credit ratings assigned to the Exchange Notes reflect the rating agencies’ assessments of our ability to make payments on the Exchange Notes when due. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value of the Exchange Notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the Exchange Notes.

We may not be able to repurchase the Exchange Notes upon a change of control.

We may not be able to repurchase the Exchange Notes upon a change of control because we may not have sufficient funds. Upon certain kinds of changes of control, holders of the Exchange Notes may require us to make offers to purchase the Exchange Notes for cash at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest. Our failure to purchase tendered notes upon the occurrence of such changes of control would result in an event of default under the indenture governing the Exchange Notes and a cross-default under the agreements governing certain of our other indebtedness which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If such a change of control were to occur, we may not have sufficient funds to repay any such accelerated indebtedness, which may give the lenders under our senior secured credit facility the ability to foreclose on the assets securing such debt. In addition, you may not be able to require us to repurchase the Exchange Notes under the change of control provisions in the indenture in the event of certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness, potentially resulting in a downgrade of our credit ratings, thereby negatively affecting the value of the Exchange Notes), reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a “change of control” under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that constitutes a “change of control” that would trigger our obligation to repurchase the Exchange Notes. Therefore, if an event occurs that does not constitute a “change of control,” as defined in the indenture, we will not be required to make offers to repurchase the Exchange Notes and you may be required to continue to hold your Exchange Notes despite the event. See “Description of Exchange Notes — Change of Control.”

If an active trading market does not develop for the Exchange Notes, you may be unable to sell the Exchange Notes or to sell them at a price you deem sufficient.

The Exchange Notes will be securities for which there is no established trading market. We do not intend to list the Exchange Notes on any exchange or maintain a trading market for them. We give no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their Exchange Notes; or

•	the price at which holders would be able to sell their Exchange Notes.

Even if a trading market develops, the Exchange Notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

•	prevailing interest rates;

•	the number of holders of the Exchange Notes;

•	the interest of securities dealers in making a market for the Exchange Notes;

•	the market for similar debt securities; and

•	our financial performance.

You may not receive the Exchange Notes in the exchange offers if the exchange offer procedures are not properly followed.

We will issue the Exchange Notes in exchange for your Original Notes only if you properly tender the Original Notes before expiration of the exchange offers. Neither we nor the exchange agent are under any duty to give notification of defects or irregularities with respect to the tenders of the Original Notes for exchange. If you are the beneficial holder of Original Notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offers, you should promptly contact the person through whom your Original Notes are held and instruct that person to tender on your behalf.

Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the Exchange Notes may be deemed to be underwriting compensation under the Securities Act.

Any broker-dealer that acquires Exchange Notes in the exchange offers for its own account in exchange for Original Notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Exchange Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

If you do not exchange your Original Notes, they may be difficult to resell.

If you do not exchange your Original Notes for Exchange Notes in the exchange offers, the Original Notes you hold will continue to be subject to the existing transfer restrictions described in the legend on the global security representing the outstanding Original Notes. These restrictions on transfer exist because we issued the Original Notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Original Notes that are not exchanged for Exchange Notes will remain restricted securities. Accordingly, those Original Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Because we anticipate that most holders of Original Notes will elect to participate in the exchange offers, we expect that the liquidity of the market for the Original Notes after the completion of the exchange offers may be substantially limited. Any Original Notes tendered and exchanged in the exchange offers will reduce the aggregate principal amount of the Original Notes not exchanged.

USE OF PROCEEDS

We will not receive cash proceeds from the issuance of the Exchange Notes in connection with the exchange offers. In consideration for issuing the Exchange Notes in exchange for Original Notes as described in this prospectus, we will receive Original Notes of the respective series of equal principal amount. The Original Notes surrendered in exchange for the Exchange Notes will be retired and cancelled. We will pay all expenses incident to the exchange offers.

DESCRIPTION OF THE EXCHANGE NOTES

On July 16, 2010 we issued in private placements (i) $600,000,000 aggregate principal amount of 7.625% senior notes due 2017 and (ii) $500,000,000 aggregate principal amount of 7.875% senior notes due 2020. The Original Notes were not registered under the Securities Act and were issued, and the Exchange Notes will be issued, under an Indenture, dated as of July 16, 2010 (the “Indenture”), among FIS, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee for both series of Notes. For purposes of this section of this prospectus, references to the “Company,” “we,” “us,” “our” or similar terms refer solely to Fidelity National Information Services, Inc., and not its subsidiaries. Unless the context otherwise requires, the term “Notes” refers collectively to the Exchange Notes and the Original Notes; the term “2017 Notes” refers collectively to the 2017 Original Notes and the 2017 Exchange Notes; and the term “2020 Notes” refers collectively to the 2020 Original Notes and the 2020 Exchange Notes.

The terms of the Exchange Notes are identical in all material respects with the respective series of Original Notes for which they have been exchanged, except that:

•	the Exchange Notes have been registered under the U.S. federal securities laws and will not bear any legend restricting their transfer;

•	the Exchange Notes bear a different CUSIP number from the Original Notes;

•	the Exchange Notes generally will not be subject to transfer restrictions and will not be entitled to registration rights; and

•	the holders of the Exchange Notes will not be entitled to earn additional interest under circumstances relating to our registration obligations under the registration rights agreement.

The Exchange Notes will evidence the same debt as the Original Notes. Holders of Exchange Notes will be entitled to the benefits of the indenture.

The statements under this caption relating to the Indenture and the Notes are summaries and are not a complete description thereof, and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and the Notes and those terms made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Because this is a summary, it may not contain all of the information that is important to you. You should read the Indenture in its entirety. The definitions of certain capitalized terms used in the following summary are set forth below under “— Certain Definitions.” Unless otherwise indicated, references under this caption to Sections or Articles are references to sections and articles of the Indenture. Copies of the Indenture are available upon request from the Company.

General

In the exchange offers, we are offering to exchange (i) up to $600,000,000 in aggregate principal amount of our 2017 Exchange Notes for an equal principal amount of the 2017 Original Notes and (ii) up to $500,000,000 in aggregate principal amount of our 2020 Exchange Notes for an equal principal amount of the 2020 Original Notes. Subject to the limitations described below under the covenant “Limitation on Incurrence of Debt,” the Company may issue additional notes (the “Additional Notes”) of either series under the Indenture having the same terms as such series of Notes except that interest will accrue on any Additional Notes from their date of issuance. The Exchange Notes of a particular series, together with any Original Notes of such series that remain outstanding after the respective exchange offer and any Additional Notes of such series subsequently issued under the Indenture, will be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Principal, Maturity and Interest

Interest on the 2017 Notes will be payable at 7.625% per annum and interest on the 2020 Notes will be payable at 7.875% per annum. Interest on the Notes will be payable semi-annually in cash in arrears on January 15 and July 15, commencing on January 15, 2011. The Company will make each interest payment to the Holders of record of the Notes on the immediately preceding January 1 and July 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be the corporate trust office of the Trustee in New York, New York; provided, however, that payment of interest with respect to either series of Notes may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register or in accordance with the procedures of The Depository Trust Company (“DTC”) for global book-entry Notes. The Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of the Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Guarantees

The Notes and any and all amounts due under the Indenture will be guaranteed, on a full, joint and several basis, by the Guarantors pursuant to a guarantee (the “Note Guarantees”). On the Issue Date, each of our wholly owned domestic Subsidiaries that guarantees our obligations under the Credit Agreement will be Guarantors. None of our Foreign Subsidiaries will guarantee the Notes. The Note Guarantees will be senior obligations of each Guarantor and will rank equal with all existing and future senior Debt of such Guarantor and senior to all subordinated Debt of such Guarantor. The Note Guarantees are effectively subordinated to any secured Debt of such Guarantor to the extent of the assets securing such Debt.

The Indenture provides that the obligations of a Guarantor under its applicable Note Guarantee will be limited to the maximum amount as will result in the obligations of such Guarantor under the Note Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law. By virtue of this limitation, a Guarantor’s obligations under its Note Guarantees could be significantly less than amounts payable with respect to the Notes, or a Guarantor may have effectively no obligation under its Note Guarantees. See “Risk Factors — Risk Factors Related to the Exchange Notes and Exchange Offers.”

On the Issue Date, all of our Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “— Certain Covenants — Limitation on Creation of Unrestricted Subsidiaries,” any of our Subsidiaries may be designated as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture and will not guarantee the Notes. Claims of creditors of non-guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding Debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those Subsidiaries generally will have priority with respect to the assets and earnings of those Subsidiaries over the claims of creditors of the Company, including Holders of the Notes.

The Note Guarantee of a Guarantor with respect to a series of Notes will terminate and be discharged and of no further force and effect and the applicable Guarantor will be automatically and unconditionally released from all of its obligations thereunder:

(1) concurrently with any direct or indirect sale or other disposition (including by way of consolidation, merger or otherwise) of the Guarantor or the sale or disposition (including by way of consolidation, merger or otherwise) of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) as permitted by the Indenture;

(2) upon the designation in accordance with the Indenture of the Guarantor as an Unrestricted Subsidiary;

(3) at any time that such Guarantor is released from all of its obligations (other than contingent indemnification obligations that may survive such release) under all of its Guarantees of all Debt of the

Company under the Credit Facilities except a discharge by or as a result of payment under such Guarantee;

(4) upon the merger or consolidation of any Guarantor with and into the Company or a Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following or contemporaneously with the transfer of all of its assets to the Company or a Restricted Subsidiary, all in accordance with the provisions of the Indenture;

(5) upon the defeasance or discharge of the Notes of such series, as provided in the Indenture or upon satisfaction and discharge of the Indenture; or

(6) upon the prior consent of the Holders of all the Notes of such series then outstanding.

Not all of our Subsidiaries will guarantee the Notes. For the nine months ended September 30, 2010, the non-Guarantor Subsidiaries experienced a net loss. The positive net income of the Company and its Restricted Subsidiaries was contributed by the Guarantor Subsidiaries and parent company.

Ranking

The Notes will be general unsecured obligations of the Company. As a result, the Notes will:

•	rank equally in right of payment with all existing and future senior Debt of the Company;

•	be effectively junior to all secured Debt of the Company to the extent of the value of the assets securing such Debt;

•	be effectively junior to all existing and future Debt and other liabilities, including trade payables, of the Company’s non-Guarantor Subsidiaries (other than any Debt owed to the Company or any Restricted Subsidiary, if any), including the Company’s Foreign Subsidiaries and any Unrestricted Subsidiaries; and

•	rank senior in right of payment to all of the Company’s future Debt that is by its terms expressly subordinated to the Notes.

Each Note Guarantee is and will be a general unsecured obligation of each Guarantor. As such, each Note Guarantee will:

•	rank equally in right of payment with all existing and future senior Debt of the Guarantors;

•	rank senior in right of payment to all existing and future Debt of the Guarantors, if any, that are by their terms expressly subordinated to such Guarantor’s Note Guarantee; and

•	be effectively subordinated to all secured Debt of such Guarantors, to the extent of the value of the Guarantors’ assets securing such Debt.

As of September 30, 2010, the Company and its Subsidiaries had total Debt of approximately $5,096.3 million, of which (i) approximately $1,100 million is senior Debt represented by the Notes offered hereby; (ii) approximately $3,958.9 million is senior secured Debt issued and outstanding under the Credit Facility, which includes outstanding revolving credit loans in the approximate amount of $144.5 million out of an aggregate revolving credit commitment of $1,033.7 million (such Credit Facility also has provisions that contemplate the possible addition of a further $750 million in loan commitments subject to obtaining such additional commitments); (iii) Capital Lease Obligations in the aggregate amount of approximately $16.0 million; and (iv) approximately $21.4 million in other debt. In addition, the Company has in place, through one of its wholly owned Subsidiaries, an accounts receivable securitization facility, which, as of September 30, 2010, had no outstanding obligations, but which had committed funding availability of $145 million (with provisions that contemplate the possible addition of a further $55 million in funding availability subject to obtaining additional funding commitments). As of September 30, 2010, the Company’s Foreign Subsidiaries had outstanding Debt in the approximate amount of $21.8 million. Although the Indenture contains limitations on the amount of additional Debt that the Company and its Restricted Subsidiaries may incur, the amount of additional Debt could be substantial. See “— Certain Covenants — Limitation on

Incurrence of Debt” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financing,” in our September 2010 10-Q.

In addition, substantially all of the operations of the Company are conducted through its Subsidiaries. The Company’s Foreign Subsidiaries will not guarantee the Notes. Although the Indenture limits the Incurrence of Debt and Redeemable Capital Interests of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Debt or Redeemable Capital Interests under the Indenture. See “— Certain Covenants — Limitation on Incurrence of Debt.”

Sinking Fund

There are no mandatory sinking fund payment obligations with respect to the Notes.

Optional Redemption

2017 Notes

The 2017 Notes may be redeemed, in whole or in part, at any time and on one or more occasions prior to July 15, 2013, at the option of the Company upon not less than 30 (or such shorter period as is acceptable to the Trustee) nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or sent in accordance with the procedures of DTC for global book-entry notes, at a Redemption Price equal to 100% of the principal amount of the 2017 Notes to be redeemed plus the 2017 Note Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In addition, the 2017 Notes may be redeemed, in whole or in part, at any time and on one or more occasions on or after July 15, 2013, at the option of the Company upon not less than 30 (or such shorter period as is acceptable to the Trustee) nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on July 15 of the years indicated:

Redemption
Year	Price

2013	105.719%
2014	103.813%
2015	101.906%
2016 and thereafter	100.000%

In addition to the optional redemption provisions of the 2017 Notes described in the two preceding paragraphs, prior to July 15, 2013, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding 2017 Notes (including Additional Notes of such series) at a Redemption Price equal to 107.625% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of 2017 Notes originally issued under the Indenture (including Additional Notes of such series) remains outstanding immediately after the occurrence of any such redemption (excluding 2017 Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 120 days following the closing of any such Qualified Equity Offering.

If less than all of the 2017 Notes are to be redeemed, the Trustee will select the 2017 Notes or portions thereof to be redeemed by lot, pro rata or by any other method customarily authorized by the clearing systems (subject to DTC, Euroclear and/or Clearstream procedures, as applicable).

No 2017 Notes of $2,000 or less shall be redeemed in part and no redemption shall result in a Holder holding a 2017 Note of less than $2,000. Notices of redemption shall be sent to DTC, in the case of

2017 Notes issued in global book-entry form, or shall be mailed by first class mail, in the case of certificated 2017 Notes (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days (or such shorter period as is acceptable to the Trustee) before the redemption date to each Holder of 2017 Notes to be redeemed at its registered address. If any 2017 Note is to be redeemed in part only, the notice of redemption that relates to that 2017 Note shall state the portion of the principal amount thereof to be redeemed. In the case of certificated 2017 Notes, a new 2017 Note in principal amount equal to the unredeemed portion of the original 2017 Note will be issued in the name of the Holder thereof upon cancellation of the original 2017 Note. 2017 Notes called for redemption become due on the date fixed for redemption. In the case of global 2017 Notes issued in book-entry form, the outstanding balance of any such global 2017 Note shall be adjusted by the Trustee to reflect such redemption. On and after the redemption date, interest ceases to accrue on 2017 Notes or portions of them called for redemption.

The Company may at any time, and from time to time, purchase 2017 Notes in the open market or otherwise, at different market prices, subject to compliance with applicable securities laws.

2020 Notes

The 2020 Notes may be redeemed, in whole or in part, at any time and on one or more occasions prior to July 15, 2014, at the option of the Company upon not less than 30 (or such shorter period as is acceptable to the Trustee) nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or sent in accordance with the procedures of DTC for global book-entry notes, at a Redemption Price equal to 100% of the principal amount of the 2020 Notes to be redeemed plus the 2020 Note Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In addition, the 2020 Notes may be redeemed, in whole or in part, at any time and on one or more occasions on or after July 15, 2014, at the option of the Company upon not less than 30 (or such shorter period as is acceptable to the Trustee) nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on July 15 of the years indicated:

Redemption
Year	Price

2014	105.906%
2015	103.938%
2016	101.969%
2017 and thereafter	100.000%

In addition to the optional redemption provisions of the 2020 Notes described in the two preceding paragraphs, prior to July 15, 2013, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding 2020 Notes (including Additional Notes of such series) at a Redemption Price equal to 107.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of 2020 Notes originally issued under the Indenture (including Additional Notes of such series) remains outstanding immediately after the occurrence of any such redemption (excluding 2020 Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 120 days following the closing of any such Qualified Equity Offering.

If less than all of the 2020 Notes are to be redeemed, the Trustee will select the 2020 Notes or portions thereof to be redeemed by lot, pro rata or by any other method customarily authorized by the clearing systems (subject to DTC, Euroclear and/or Clearstream procedures, as applicable).

No 2020 Notes of $2,000 or less shall be redeemed in part and no redemption shall result in a Holder holding a 2020 Note of less than $2,000. Notices of redemption shall be sent to DTC, in the case of

2020 Notes issued in global book-entry form, or shall be mailed by first class mail, in the case of certificated 2020 Notes (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days (or such shorter period as is acceptable to the Trustee) before the redemption date to each Holder of 2020 Notes to be redeemed at its registered address. If any 2020 Note is to be redeemed in part only, the notice of redemption that relates to that 2020 Note shall state the portion of the principal amount thereof to be redeemed. In the case of certificated 2020 Notes, a new 2020 Note in principal amount equal to the unredeemed portion of the original 2020 Note will be issued in the name of the Holder thereof upon cancellation of the original 2020 Note. 2020 Notes called for redemption become due on the date fixed for redemption. In the case of global 2020 Notes issued in book-entry form, the outstanding balance of any such global 2020 Note shall be adjusted by the Trustee to reflect such redemption. On and after the redemption date, interest ceases to accrue on 2020 Notes or portions of them called for redemption.

The Company may at any time, and from time to time, purchase 2020 Notes in the open market or otherwise, at different market prices, subject to compliance with applicable securities laws.

Repurchase at the Option of Holders

Change of Control

Each series of Notes provides that if a Change of Control occurs, unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes of such series as described above under the caption “— Optional Redemption,” the Company will make a written offer to purchase all of the Notes of such series pursuant to the offer described below (the “Change of Control Offer”) at a Change of Control Purchase Price in cash equal to 101% of the aggregate principal amount thereof plus, in each case, accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record of such series of Notes on the relevant record date to receive interest due on the relevant interest payment date. The Change of Control Offer will be sent by the Company, in the case of global book-entry Notes, through the facilities of DTC, and, in the case of certificated Notes, by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Change of Control Offer, offering to purchase up to the aggregate principal amount of Notes of the applicable series set forth in such Change of Control Offer at the purchase price set forth in such Change of Control Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Change of Control Offer shall specify an expiration date (the “Change of Control Expiration Date”) which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Change of Control Offer and a settlement date (the “Change of Control Payment Date”) for purchase of Notes of the applicable series within five business days after the Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee), in the case of global book-entry Notes, prior to sending the Change of Control Offer through the facilities of DTC, and, in the case of certificated Notes, prior to the mailing of the Change of Control Offer of the Company’s obligation to make a Change of Control Offer, and the Change of Control Offer shall be sent electronically or mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Change of Control Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes of the applicable series pursuant to the Change of Control Offer. The Change of Control Offer shall also state:

(a) the Section of the Indenture pursuant to which the Change of Control Offer is being made;

(b) the Change of Control Expiration Date and the Change of Control Payment Date;

(c) the aggregate principal amount of the outstanding Notes of the applicable series offered to be purchased pursuant to the Change of Control Offer (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Change of Control Offer) (the “Change of Control Purchase Amount”);

(d) the purchase price to be paid by the Company for Notes of the applicable series accepted for payment (as specified pursuant to the Indenture) (the “Change of Control Purchase Price”);

(e) that the Holder may tender all or any portion of the Notes of the applicable series registered in the name of such Holder and that any portion of a Note of the applicable series tendered must be tendered in integral multiples of $1,000 and that, after a tender in part, no Holder may hold a Note of less than $2,000;

(f) the place or places where Notes of the applicable series are to be surrendered for tender pursuant to the Change of Control Offer, if applicable;

(g) that, unless the Company defaults in making such purchase, any Note of the applicable series accepted for purchase pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Purchase Date, but that any Note of such series not tendered or tendered but not purchased by the Company pursuant to the Change of Control Offer will continue to accrue interest at the same rate;

(h) that, on the Change of Control Purchase Date, the Change of Control Purchase Price will become due and payable upon each Note of the applicable series accepted for payment pursuant to the Change of Control Offer;

(i) that each Holder electing to tender a Note of the applicable series pursuant to the Change of Control Offer will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Change of Control Offer prior to the close of business on the Change of Control Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(j) that Holders will be entitled to withdraw all or any portion of Notes of the applicable series tendered if the Company (or its paying agent) receives, not later than the close of business on the Change of Control Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes of such series the Holder tendered, the certificate numbers of the Notes of the applicable series the Holder tendered and a statement that such Holder is withdrawing all or a stated portion of his tender;

(k) that (i) if Notes of the applicable series having an aggregate principal amount less than or equal to the Change of Control Purchase Amount are duly tendered and not withdrawn pursuant to the Change of Control Offer, the Company shall purchase all such Notes and (ii) if Notes of the applicable series having an aggregate principal amount in excess of the Change of Control Purchase Amount are tendered and not withdrawn pursuant to the Change of Control Offer, the Company shall purchase Notes of such series having an aggregate principal amount equal to the Change of Control Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall be purchased); and

(l) if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of the applicable series, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes of such series so tendered.

A Change of Control Offer shall be deemed to have been made by the Company with respect to a particular series of Notes if (i) within 60 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences a Change of Control Offer for all outstanding Notes of such series at the Change of Control Purchase Price (provided that the running of such 60-day period shall be suspended during any period when the commencement of such Change of Control Offer is delayed or suspended by reason of any court’s or governmental authority’s review of or ruling on any materials being employed by the Company to effect such Change of Control Offer, so long as the Company has used and continues to use its commercially reasonable efforts to make and conclude such Change of Control Offer promptly) and (ii) all Notes of such series properly tendered pursuant to the Change of Control Offer are purchased on the terms of such Change of Control Offer.

In addition, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Change of Control Offer.

The phrase “all or substantially all,” as used in the definition of “Change of Control,” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the Holders of the Notes of a particular series elected to exercise their rights under the Indenture and the Company elects to contest such election, there could be no assurance how a court interpreting New York law would interpret such phrase. As a result, it may be unclear as to whether a Change of Control has occurred with respect to a particular series of Notes and whether a Holder of Notes of such series may require the Company to make a Change of Control Offer with respect to the Notes of such series as described above.

The provisions of the Indenture may not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Company or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified in such definition. The definition of Change of Control with respect to a particular series of Notes may be amended or modified with the written consent of the Holders of a majority in aggregate principal amount of outstanding Notes of such series. See “— Amendment, Supplement and Waiver.”

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of either series of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any such laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The Company will not be required to make a Change of Control Offer with respect to a particular series of Notes upon a Change of Control if (i) a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes of such series validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been given pursuant to the Indenture as described above under the caption “— Optional Redemption.”

The Company’s ability to pay cash to the Holders of Notes upon a Change of Control may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the Notes. Further, under the Credit Agreement, certain changes in ownership of the Company constitute a default (which default may occur prior to such changes in ownership constituting a Change of Control under the terms of the Indenture). Future agreements of the Company with respect to other Debt may contain similar provisions or provisions prohibiting or restricting the actions that constitute a Change of Control. If the exercise by the Holders of Notes of either series of their right to require the Company to repurchase the Notes of such series upon a Change of Control occurred at the same time as an event under one or more of the Company’s other Debt agreements that caused an acceleration of such Debt, the Company’s ability to pay cash to the Holders of Notes of such series upon a repurchase may be further limited by the Company’s then existing financial resources. See “Risk Factors — Risks Related to the Exchange Notes and Exchange Offers.”

Even if sufficient funds were otherwise available, the terms of the Credit Agreement prohibit the Company’s prepayment of Notes of either series before their scheduled maturity unless the Company is in pro forma compliance with the financial covenants contained in the Credit Agreement and no event of default exists thereunder. Consequently, if the Company is not able to satisfy such conditions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations, resulting in a Default with respect to such series of Notes under the Indenture. Future agreements of the Company with respect to other Debt may contain similar provisions or provisions prohibiting prepayment of the Notes.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate, directly or indirectly, an Asset Sale, unless:

(a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(b) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Eligible Cash Equivalents; provided that the amount of

(1) any liabilities (as reflected in the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if Incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Company’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such Incurrence or accrual had taken place on the date of such balance sheet, as determined by the Company) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Company and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(2) any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 720 days following the closing of such Asset Sale, and

(3) any Designated Non-Cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed 10% of the Total Assets of the Company and its Subsidiaries at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within twelve months after the receipt of any Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(a) to permanently reduce:

(1) obligations under the Credit Facility, or under any other senior Debt which is secured Debt permitted by the Indenture (and, to the extent the obligations being reduced constitute revolving credit obligations, to correspondingly reduce commitments with respect thereto); or

(2) Debt of a Restricted Subsidiary that is not a Guarantor, other than Debt owed to the Company or another Restricted Subsidiary (or any affiliate thereof); or

(b) to make an Asset Sale Offer to all Holders of the Notes in accordance with the procedures set forth in the Indenture; or

(c) to acquire all or substantially all of the assets of a Similar Business, or a majority of the Voting Stock of another person that thereupon becomes a Restricted Subsidiary engaged in a Similar Business, or to make capital expenditures or otherwise acquire or improve assets that are being used or are to be used in a Similar Business, provided that, in the case of this clause (c), a binding commitment (which may be subject to customary conditions) entered into within twelve months after receipt of such Net Proceeds shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net

Proceeds will be applied to satisfy such commitment within six months after the end of such twelve month period (an “Acceptable Commitment”).

Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period described in the first sentence of the immediately preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50 million, the Company shall make an offer to all Holders of the Notes, and, if required (or, at the Company’s election, if permitted) by the terms of any senior Debt, to the holders of any such senior Debt (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such senior Debt that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceed $50 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and any other senior Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the senior Debt surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the agent for such other senior Debt, as applicable, shall select such other senior Debt to be purchased by lot, pro rata or by any other method customarily authorized by clearing systems (so long as an authorized denomination results therefrom) based on the accreted value or principal amount of the Notes or such other senior Debt tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Additionally, the Company may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $50 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes or such other senior Debt shall not be deemed Excess Proceeds.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Debt outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any such laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date (i) the Notes of either series have Investment Grade Ratings from both of the Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Termination Event”), the Company and its Restricted Subsidiaries will no longer be subject to the following covenants with respect to such series of Notes (collectively, the “Terminated Covenants”):

(1) “— Limitation on Incurrence of Debt”;

(2) “— Limitation on Restricted Payments”;

(3) “— Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(4) “— Transactions with Affiliates”; and

(5) “— Repurchase at the Option of Holders — Asset Sales.”

There can be no assurance that either series of Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Debt

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided that the Company and any Restricted Subsidiary may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four Quarter Period had been Incurred and the proceeds thereof had been applied at the beginning of the Four Quarter Period, and any other Debt repaid since the beginning of the Four Quarter Period had been repaid at the beginning of the Four Quarter Period, would be greater than 2.0 to 1.0 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.

If, during the Four Quarter Period or subsequent thereto and prior to the date of determination, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale or Asset Acquisition, Investments, mergers, consolidations, discontinued operations (as determined in accordance with GAAP) or shall have designated any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for the Four Quarter Period shall be calculated on a pro forma basis giving effect to such Asset Sale or Asset Acquisition, Investments, mergers, consolidations, discontinued operations or designation, as the case may be, and the application of any proceeds therefrom as if such Asset Sale or Asset Acquisition or designation had occurred on the first day of the Four Quarter Period.

If the Debt which is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Four Quarter Period) to (x) the Incurrence of such Acquired Debt or such other Debt by the Company or any of its Restricted Subsidiaries and (y) the inclusion, in Consolidated Cash Flow Available for Fixed Charges, of the Consolidated Cash Flow Available for Fixed Charges of the acquired Person, business, property or assets or redesignated Subsidiary.

Notwithstanding the provisions of the Indenture described in the first paragraph of this “Limitation on Incurrence of Debt” covenant, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining any particular amount of Debt under this “Limitation on Incurrence of Debt” covenant, (x) Debt Incurred under the Credit Agreement on the Issue Date shall at all times be treated as Incurred pursuant to clause (i) of the definition of “Permitted Debt,” and (y) Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this “Limitation on Incurrence of Debt” covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under part (a) in the first paragraph of this “Limitation on Incurrence of Debt” covenant, the Company, in its sole discretion, may classify, and from time to time may reclassify, all or any portion of such item of Debt in any manner such that the item of Debt would be permitted to be incurred at the time of such classification or reclassification, as applicable.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Debt that the Company or any

Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The Company and any Restricted Subsidiary will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any other Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority or by virtue of structural subordination.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under the “Limitation on Incurrence of Debt” covenant; and

(c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi) (vii), (viii), (x), (xi) and (xii) of the next succeeding paragraph) shall not exceed the sum (without duplication) of

(1) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 2010 and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

(2) 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the Issue Date either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of the Company), plus

(3) 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the Issue Date, in any Person, resulting from payments of interest on Debt, dividends, repayments of loans or advances, or any sale or disposition of such Investments (but only to the extent such items are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person, not to exceed, in the case of any Person, the amount of Investments made after the Issue Date by the Company and its Restricted Subsidiaries in such Person, plus

(4) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

(x) the cash return, after the Issue Date, on Investments in an Unrestricted Subsidiary made after the Issue Date as a result of dividends, distributions, cancellation of indebtedness for borrowed money owed by the Company or any Restricted Subsidiary to an Unrestricted Subsidiary, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), plus

(y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary.

Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions, provided that, in the case of clauses (iv) and (x), immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:

(i) the payment of any dividend on Capital Interests in the Company or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment was permitted by the foregoing provisions of this covenant;

(ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Qualified Capital Interests of the Company;

(iii) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) new subordinated Debt of the Company or such Guarantor, as the case may be, Incurred in accordance with the Indenture or (y) Qualified Capital Interests of the Company;

(iv) the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company held by employees or former employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $40 million in any calendar year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Qualified Capital Interests of the Company to employees of the Company and its Restricted Subsidiaries that occurs after the Issue Date; provided, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of this covenant; plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date (provided, however, that the Company may elect to apply all or any portion of the aggregate increase contemplated by the proviso of this clause (iv) in any calendar year and, to the extent any payment described under this clause (iv) is made by delivery of Debt and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Debt makes payments with respect to such Debt);

(v) the repurchase of Capital Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities;

(vi) the extension of credit that constitutes intercompany Debt, the Incurrence of which was permitted pursuant to the covenant described under “— Limitation on Incurrence of Debt”;

(vii) cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;

(viii) the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with the covenant described above under “— Limitation on Incurrence of Debt” to the extent such dividends are included in the definition of Consolidated Fixed Charges;

(ix) the repurchase, redemption or other acquisition or retirement for value of any subordinated Debt in accordance with provisions substantially similar to those described under the captions “Repurchase at the Option of Holders — Change of Control” and “Repurchase at the Option of Holders — Asset Sales”; provided, with respect to the Notes of a particular series, that all Notes of such series tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(x) the making of any Restricted Payments if, at the time of the making of such payments, and after giving effect thereto (including, without limitation, the Incurrence of any Debt to finance such payment), the Consolidated Total Leverage Ratio would not exceed 3.00 to 1.00;

(xi) any Restricted Payment used to fund amounts owed to Affiliates, in each case to the extent permitted by the covenant described below under “— Transactions with Affiliates”;

(xii) the making of any other Restricted Payments not in excess of $500 million in the aggregate;

(xiii) any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Capital Interests of the Company;

(xiv) repurchases by the Company or any Restricted Subsidiary of Capital Interests that were not theretofore owned by the Company or a Subsidiary of the Company in any Restricted Subsidiary;

(xv) Restricted Payments of the type described in either clauses (a) or (b) of the definition of “Restricted Payment” in an aggregate amount made under this clause (xv) in any calendar year not to exceed $80 million; and

(xvi) Restricted Payments made in connection with the Tender Offer.

If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith judgment of the Company, would be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Consolidated Net Income.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant, in each case to the extent such Investments would otherwise be so counted.

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, which Liens secure Debt, without securing the Notes and all other amounts due under the Indenture equally and ratably with (or prior to) the Debt secured by such Lien until such time as such Debt is no longer secured by such Lien; provided that, if the Debt so secured is subordinated by its terms to the Notes or a Note Guarantee, the Lien securing such Debt will also be so subordinated by its terms to the Notes and the Guarantees at least to the same extent.

Any such Lien shall be automatically and unconditionally released and discharged in all respects upon (i) the release and discharge of the Lien securing the other Debt or (ii) in the case of any such Lien in favor of any such Note Guarantee, upon the termination and discharge of such Note Guarantee in accordance with the terms of the Indenture.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any consensual encumbrance or restriction (other than pursuant to the Indenture or any law, rule, regulation or order) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary or (iii) sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a) any encumbrance or restriction in existence on the Issue Date, including those required by the Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings thereof, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings, in the good faith judgment of the Company, are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;

(b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Company on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Company;

(e) any encumbrance or restriction by reason of applicable law, rule, regulation or order (or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses);

(f) any encumbrance or restriction under the Indenture, the Notes and the Note Guarantees;

(g) any encumbrance or restriction under the sale of assets or Capital Interests, including, without limitation, any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary, pending its sale or other disposition;

(h) restrictions on cash and other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(i) customary provisions (i) restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder; (ii) with respect to the disposition or distribution of assets or property in Joint Venture agreements, asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements, (iii) restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (iv) in Swap Contracts and Hedging Obligations, permitted by the Indenture; and (v) contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(j) any instrument governing Debt or Capital Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interests was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of the Indenture to be incurred;

(k) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property so acquired of the nature described in clause (iii) of the first paragraph hereof;

(l) Liens securing Debt otherwise permitted to be incurred under the Indenture, including the provisions of the covenant described above under the caption “— Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(m) any Debt or other contractual requirements of a Securitization Vehicle that is a Restricted Subsidiary in connection with a Securitization Financing; provided that such restrictions apply only to such Securitization Vehicle or the Securitization Assets which are subject to such Securitization Financing; and

(n) any other agreement governing Debt entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries Incurred in accordance with the Limitation on Incurrence of Debt and Limitation on Liens covenants in the Indenture.

Limitation on Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

(i) the consideration received in such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the property sold, as determined by an Officers’ Certificate; and

(ii) prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Company and such Restricted Subsidiary comply with the “Limitation on Incurrence of Debt” covenant contained herein.

Provision of Financial Information

Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, or file electronically with the Commission through the Commission’s

Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports;

provided, however, that if the Company is not required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (i.e., is a “voluntary filer”), the reports described in clauses (1) and (2) above shall not be required to contain any information that a voluntary filer would not be required to include in such reports.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) or otherwise make such information available to prospective investors. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Additional Note Guarantees

On the Issue Date, each of the Guarantors will guarantee the Notes in the manner and on the terms set forth in the Indenture.

After the Issue Date, the Company will cause each of its wholly owned Domestic Restricted Subsidiaries that Incurs any Debt pursuant to clause (i) of the definition of “Permitted Debt” to guarantee the Notes; provided, however, that upon any such Domestic Restricted Subsidiary being released from all Debt incurred by such Domestic Restricted Subsidiary pursuant to clause (i) of the definition of “Permitted Debt”, the Note Guarantees of such Domestic Restricted Subsidiary shall automatically be deemed to be released.

Each Note Guarantee by a Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. By virtue of this limitation, a Guarantor’s obligations under its Note Guarantees could be significantly less than amounts payable with respect to the Notes, or a Guarantor may have effectively no obligation under its Note Guarantees. See “Risk Factors — Risk Factors Related to the Exchange Notes and Exchange Offers.”

Limitation on Creation of Unrestricted Subsidiaries

The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided that either:

(x) the Subsidiary to be so designated has Total Assets of $1,000 or less; or

(y) the Company could make a Restricted Payment at the time of designation in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to the “— Limitation on

Restricted Payments” covenant and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under the “— Limitation on Incurrence of Debt” covenant and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to the “— Limitation on Liens” covenant.

Consolidation, Merger, Conveyance, Transfer or Lease

The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing Person or the merger of a Restricted Subsidiary into or with another Restricted Subsidiary or another Person that as a result of such transaction becomes or merges into a Restricted Subsidiary), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any other Person, unless:

(i) either: (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under the Indenture; provided that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

(ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(iii) the Company delivers, or causes to be delivered, to the Trustee, in form satisfactory to the Trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Surviving Entity subject to customary exceptions.

Notwithstanding the foregoing, failure to satisfy the requirements of the preceding clause (ii) will not prohibit:

(a) a merger between the Company and a Restricted Subsidiary that is a wholly owned Subsidiary of the Company or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to a Restricted Subsidiary that is a wholly owned Subsidiary of the Company; or

(b) a merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of the United States or any political subdivision or state thereof; so long as, in each case, the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.

For all purposes of the Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under the Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(ii) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50 million, a resolution adopted by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that, in the good faith judgment of the Company, such Affiliate Transaction complies with clause (i) above.

The foregoing provisions will not apply to the following:

(a) transactions between or among the Company or any of its Restricted Subsidiaries;

(b) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “— Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(c) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, former, current or future officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(d) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(e) any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not materially disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(f) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (f) to the extent that the terms of any such amendment or new agreement are customary or are not otherwise materially disadvantageous to the Holders when taken as a whole;

(g) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company and its Restricted Subsidiaries, in the good faith judgment of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(h) any transaction with a Securitization Vehicle as part of a Securitization Financing permitted under clause (xvi) of the definition of “Permitted Debt”;

(i) payments or loans (or cancellation of loans) to employees, officers, directors, management personnel or consultants of the Company or any of its Restricted Subsidiaries and employment agreements, collective bargaining agreements, stock option plans, benefit plans, other similar arrangements and related trust arrangements with (or for the benefit of) such Persons which, in each case, are approved by the Company in good faith;

(j) payments to and from, and transactions with, any Joint Venture in the ordinary course of business;

(k) payments by the Company and its Subsidiaries pursuant to tax sharing agreements among the Company and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(l) transactions engaged in (i) among the Company and its Subsidiaries (or between such Subsidiaries) to facilitate the operations, governance, administration and corporate overhead of the Company and its Subsidiaries, and (ii) by the Company and its Restricted Subsidiaries and any Unrestricted Subsidiary to effect the Cash Management Practices or Vault Cash Operations;

(m) transactions with Persons solely in their capacity as holders of a minority of any class of Debt or Capital Interests of the Company or any of its Restricted Subsidiaries, where such Persons are treated no more favorably than holders of such class of Debt or Capital Interests of the Company or such Restricted Subsidiary generally;

(n) sales of Qualified Capital Interests of the Company; and

(o) any transaction with any Person who is not an Affiliate of the Company immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction, provided that such transaction was not entered into in contemplation of such Person becoming an Affiliate.

Events of Default

Each of the following is an “Event of Default” with respect to the Notes of a particular series under the Indenture:

(i) default in the payment in respect of the principal of (or premium, if any, on) any Note of such series when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(ii) default in the payment of any interest (including any Additional Interest) upon any Note of such series when it becomes due and payable, and continuance of such default for a period of 30 days;

(iii) except for a release in accordance with or as otherwise permitted by the Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) with respect to the Notes of such series shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

(iv) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions “Repurchase at the Option of Holders — Change of Control,” “Repurchase at the Option of Holders — Asset Sales,” or “Certain Covenants — Consolidation, Merger, Conveyance, Transfer or Lease”;

(v) default in the performance, or breach, of any other covenant or agreement of the Company or any Guarantor in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clause (1), (2), (3) or (4) above), and continuance of such default or breach for a period of 60 days after written notice thereof (or 120 days in the case of the covenant described under “— Certain Covenants — Provision of Financial Information”) has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series;

(vi) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the applicable series of Notes) by the Company or any Restricted Subsidiary that is a Significant Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $300 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $300 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(vii) the entry against the Company or any Restricted Subsidiary that is a Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $300 million (in excess of amounts covered by independent third-party insurance as to which the insurer has been notified of such judgment and does not deny coverage), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or

(viii) certain events in bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary).

If an Event of Default (other than an Event of Default described in clause (8) above with respect to the Company) with respect to a series of Notes occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes of such series may declare the principal of the Notes of such series and any accrued interest on the Notes of such series to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes of such series, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes of either series solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes of such series shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 business days after the declaration of acceleration and if the rescission and annulment of the acceleration of the Notes of such series would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes of such series.

If an Event of Default described in clause (8) above occurs with respect to the Company, the principal of and any accrued interest on the Notes of both series then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “— Amendment, Supplement and Waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders.

No Holder of any Note of either series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes of such series shall have made written request to the Trustee, and provided security or indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note of either series directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

The Company will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any Default in such performance. The Company also is required to provide written notice to the Trustee if it becomes aware of the occurrence of any Default or Event of Default.

Amendment, Supplement and Waiver

Without the consent of any Holders, at any time and from time to time, the Company, the Guarantors and the Trustee may enter into one or more indentures supplemental to the Indenture and the Guarantees for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and the Guarantees and in the Notes;

(2) to secure the Notes, to add to the covenants of the Company for the benefit of the Holders of the Notes, or to surrender any right or power conferred upon the Company in the Indenture;

(3) to add additional Events of Default;

(4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7) to add a Guarantor or to release a Guarantor in accordance with the terms of the Indenture;

(8) to cure or reform any ambiguity, defect, omission, mistake, manifest error or inconsistency or to conform the Indenture or the Notes to this “Description of Notes”;

(9) to comply with any requirements of the Commission with respect to the qualification of the Indenture under the Trustee Indenture Act; or

(10) to provide additional rights or benefits to the Holders or to make any change that does not adversely affect the rights of any Holder.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of a particular series, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture with respect to the Notes of such series or of modifying in any manner the rights of the Holders of the Notes of such series under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note of such series affected thereby:

(1) change the Stated Maturity of any Note of such series or of any installment of interest on any Note of such series, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note of such series or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes of such series may be subject to redemption or reduce the Redemption Price therefor;

(2) reduce the percentage in aggregate principal amount of the outstanding Notes of such series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) with respect to the Notes of such series provided for in the Indenture;

(3) modify the obligations of the Company to make a Change of Control Offer or an Asset Sale Offer with respect to the Notes of such series upon a Change of Control or Asset Sale, as the case may be, if such modification was done after the occurrence of such event;

(4) modify or change any provision of the Indenture affecting the ranking of the Notes of such series or any Note Guarantee of the Notes of such series in a manner adverse to the Holders of the Notes of such series;

(5) modify any of the provisions of the Indenture described in this paragraph or provisions relating to waiver of defaults or certain covenants with respect to the Notes of such series, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

(6) release any Guarantees with respect to the Notes of such series required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes of a particular series may on behalf of the Holders of all the Notes of such series waive any past Default with respect to the Notes of such series under the Indenture and its consequences, except a Default:

(1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes of such series (including any Note of such series which is required to have been purchased pursuant to a Change of Control Offer or Asset Sale Offer which has been made by the Company); or

(2) in respect of a covenant or provision of the Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note of such series affected.

Satisfaction and Discharge of the Indenture; Defeasance

Discharge

The Company may terminate its obligations and the obligations of the Guarantors with respect to the outstanding Notes of either series and the related Guarantees under the Indenture, except for those which expressly survive by the terms of the Indenture, when:

(1) either: (A) all Notes of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes of such series, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2) the Company has paid or caused to be paid all other sums then due and payable under the Indenture by the Company;

(3) with respect to clause (1)(B) above, the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than a Default or Event of Default under the Indenture or a default or event of default under any such other instrument resulting from borrowing funds to be applied to make such deposit (and any similar concurrent deposit relating to other Debt) or the granting of Liens in connection therewith);

(4) with respect to clause (1)(B) above, the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the applicable series of Notes at maturity or on the redemption date, as the case may be; and

(5) the Company has delivered to the Trustee an Officers’ Certificate and an opinion of counsel satisfactory to the Trustee, each stating that all conditions precedent under the Indenture relating to the Discharge have been complied with.

Defeasance

The Company may elect, at its option, to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes of either series and the related Guarantees (“legal defeasance”). Legal defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such series, except for:

(1) the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due;

(2) the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee; and

(4) the defeasance provisions of the Indenture.

In addition, the Company may elect, at its option, to have its obligations released with respect to certain covenants as they relate to either series of Notes, including, without limitation, its obligation to make offers to purchase Notes of such series in connection with any Change of Control or Asset Sale, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes of such series. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the applicable series of Notes and the Guarantors will be released from their obligations with respect to the related Note Guarantees related to such covenants.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding Notes of either series:

(1) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on the Notes of such series on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and the Notes of such series;

(2) in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of counsel satisfactory to the Trustee stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Notes of such series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and legal defeasance to be effected with respect to the Notes of such series and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and legal defeasance were not to occur;

(3) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel satisfactory to the Trustee to the effect that the Holders of outstanding Notes of such series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to the Notes of such series and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4) no Default or Event of Default with respect to the outstanding Notes of such series shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Debt) and the grant of any Lien to secure such borrowing);

(5) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound (other than a default or event of default under any such other instrument resulting from borrowing funds to be applied to make the deposit under the Indenture in connection with the legal defeasance or covenant defeasance (and any similar concurrent deposit relating to other Debt) or the granting of Liens in connection therewith); and

(6) the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel satisfactory to the Trustee, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

In the event of a legal defeasance or a Discharge, a Holder whose taxable year straddles the deposit of funds and the distribution in redemption to such Holder would be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a Discharge, in the event the Company becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the bankruptcy code and monies disbursed to Holders may be subject to disgorgement in favor of the Company’s estate. Similar results may apply upon the insolvency of the Company during the applicable preference period following the deposit of monies in connection with legal defeasance.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a legal defeasance in respect of either series of Notes need not to be delivered if all Notes of such series not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable within one year at Stated Maturity or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

The Trustee

The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will be the initial paying agent and registrar for each series of the Notes. An affiliate of the Trustee from time to time may extend credit to the Company in the normal course of business. Except during the continuance of an Event of Default, the Trustee is required to perform only such duties as are specifically set forth in the Indenture. During the continuance of an Event of Default that has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise or use under the circumstances as would a prudent person in the conduct of its own affairs.

The Indenture and the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding Notes of each series will have the right to direct the time, method and place of conducting any proceeding for any remedy with respect to such series of Notes available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such series of Notes, subject to receipt by the Trustee of security or indemnity satisfactory to the Trustee and subject to certain exceptions. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise or use under the circumstances, as would a prudent person. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company or the Guarantors on the Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

No Personal Liability of Stockholders, Partners, Officers or Directors

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and Note Guarantees.

Governing Law

The Indenture, the Notes and Note Guarantees are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

“2017 Note Applicable Premium” means, with respect to any 2017 Note on any applicable redemption date, the greater of:

(1) 1% of the then outstanding principal amount of the 2017 Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the Redemption Price of the 2017 Note at July 15, 2013 (such Redemption Price being set forth in the table appearing above under the caption “— Optional Redemption — 2017 Notes”) plus (ii) all required interest payments due on the 2017 Note through July 15, 2013 (excluding accrued but unpaid interest), computed using a discount rate equal to the applicable Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the 2017 Note.

“2020 Note Applicable Premium” means, with respect to any 2020 Note on any applicable redemption date, the greater of:

(1) 1% of the then outstanding principal amount of the 2020 Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the Redemption Price of the 2020 Note at July 15, 2014 (such Redemption Price being set forth in the table appearing above under the caption “— Optional Redemption — 2020 Notes”) plus (ii) all required interest payments due on the 2020 Note through July 15, 2014 (excluding accrued but unpaid interest), computed using a discount rate equal to the applicable Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the 2020 Note.

“Acquired Debt” means Debt (1) of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets; provided, however, that Debt of such acquired Person or assumed in connection with such acquisition of assets that is redeemed, defeased, retired or otherwise repaid substantially concurrently with the transactions by which (x) such Person merges with or into or becomes a Restricted Subsidiary of, such Person or (y) such assets are acquired shall not be Acquired Debt.

“Additional Interest” means all additional interest owing on the Original Notes pursuant to the Registration Rights Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, Fidelity National Financial, Inc., Lender Processing Services, Inc., and each of their respective Subsidiaries, shall not be deemed to be Affiliates of the Company or any of its Restricted Subsidiaries solely due to overlapping officers or directors.

“Asset Acquisition” means:

(a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

(b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, or any division or line of business of such Person.

“Asset Sale” means:

(i) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(ii) the issuance or sale of Capital Interests in any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Interests and Redeemable Capital Interests in Restricted Subsidiaries issued in compliance with the covenant described under “Limitation on Incurrence of Debt”);

in each case, other than:

(a) any disposition of Eligible Cash Equivalents or Investment Grade Securities or obsolete, damaged, surplus or worn out property in the ordinary course of business or any disposition of inventory or goods (or other assets) no longer used in the ordinary course of business (including dispositions consisting of abandonment of intellectual property rights which, in the good faith judgment of the Company, are not material to the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole);

(b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under “Certain Covenants — Consolidation, Merger, Conveyance, Transfer or Lease” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Limitation on Restricted Payments”;

(d) any disposition of assets of the Company or any Subsidiary or issuance or sale of Capital Interests in any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value of less than $75 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company;

(f) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) in the ordinary course of business;

(g) the lease, license, assignment or sub-lease of any property in the ordinary course of business;

(h) any issuance or sale of Capital Interests in, or Debt or other securities of, or sale of assets of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation or any similar action on assets (or exercise of termination rights under any lease, license, assignment or sublease of any real or personal property) or the granting of Liens not prohibited by the Indenture;

(j) sales of Securitization Assets, or participations therein, in connection with any Securitization Financing;

(k) the sale, discount or other disposition of inventory, accounts receivable or notes receivable in the ordinary course of business, or in connection with the collection or compromise thereof, or the conversion of accounts receivable to notes receivable;

(l) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including dispositions in connection with Sale and Leaseback Transactions and Securitization Financings permitted by the Indenture;

(m) dispositions in the ordinary course of business, including disposition in connection with any Settlement, dispositions of Settlement Assets, and dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements;

(n) any issuance or sale of Capital Interests in any Restricted Subsidiary to any Person for which such Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business;

(o) any disposition of assets to a governmental entity, authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee;

(p) voluntary terminations of Swap Contracts and Hedging Obligations;

(q) dispositions in accordance with the Cash Management Practices or in connection with the Vault Cash Operations; and

(r) dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants of the Company or any Restricted Subsidiary.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means (i) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (ii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Cash Management Practices” means the cash, Eligible Cash Equivalent, and short-term investment management practices of the Company and its Subsidiaries as approved by the Board of Directors or chief financial officer of the Company from time to time, including Debt of the Company or any of its Subsidiaries having a maturity of 92 days or less representing the borrowings from any financial institution with which the Company or any of its Subsidiaries has a depository or other investment relationship in connection with such practices (or any Affiliate of such financial institution), which borrowings may be secured by the cash, Eligible Cash Equivalents and other short-term investments purchased by the Company or any of its Subsidiaries with the proceeds of such borrowings.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (unless holders of a majority of the aggregate voting power of the Voting Interests of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Interests of the surviving Person);

(2) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Interests in the Company; or

(3) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the equityholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s Board of Directors then in office.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Commission” means the Securities and Exchange Commission.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Company” means Fidelity National Information Services, Inc. and any successor thereto.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:

(i) Consolidated Net Income plus the sum of, without duplication, the amounts for such period, taken as a single accounting period, to the extent deducted in such period in computing Consolidated Net Income, of:

(a) Consolidated Interest Expense;

(b) Consolidated Income Tax Expense;

(c) depreciation and amortization expense (including amortization of intangibles, goodwill and organization costs);

(d) letter of credit fees;

(e) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options to employees of the Company or any of its Restricted Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting;

(f) all extraordinary charges;

(g) non-cash amortization (or write offs) of financing costs (including debt discount, debt issuance costs and commissions and other fees associated with Indebtedness) of such Person and its Restricted Subsidiaries;

(h) cash expenses incurred in connection with these offerings of Notes or, to the extent permitted hereunder, any Permitted Investment or Incurrence of Debt permitted to be made under the Indenture (in each case, whether or not consummated);

(i) any losses realized upon the disposition of property or assets outside of the ordinary course of business;

(j) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with an acquisition;

(k) to the extent covered by insurance, expenses with respect to liability or casualty events or business interruption;

(l) any non-cash purchase accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with any Permitted Investment;

(m) non-cash losses from Joint Ventures and non-cash minority interest reductions;

(n) fees and expenses in connection with Refinancing Debt;

(o) (i) non-cash, non-recurring charges with respect to employee severance, (ii) other non-cash, non-recurring charges so long as such charges described in this clause (ii) do not result in a cash charge in a future period (except as permitted under clause (o)(iii)) and (iii) non-recurring charges other than those referred to in clauses (i) and (ii); and

(p) other expenses and charges of such Person and its Restricted Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period; minus

(ii) an amount which, in the determination of Consolidated Net Income, has been included for (a) (I) non-cash gains (other than with respect to cash actually received) and (II) all extraordinary gains, and (b) any gains realized upon the disposition of property outside of the ordinary course of business.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(i) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date (taking into account any Swap Contracts and Hedging Obligations applicable to such Debt); and

(ii) if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i) Consolidated Interest Expense; and

(ii) the product of (a) all dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Interests of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Interests), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income or franchise taxes, or other similar taxes, of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted in computing Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i) the total interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a) any amortization of Debt discount;

(b) the net cost under any Hedging Obligation or Swap Contract in respect of interest rate protection (including any amortization of discounts);

(c) the interest portion of any deferred payment obligation;

(d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances, financing activities or similar activities; and

(e) all accrued interest;

(ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; and

(iii) all capitalized interest of such Person and its Restricted Subsidiaries for such period;

less interest income of such Person and its Restricted Subsidiaries for such period; provided, however, that Consolidated Interest Expense will exclude (I) the amortization or write off of Debt issuance costs and deferred financing fees, commissions, fees and expenses and (II) any expensing of interim loan commitment and other financing fees.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:

(A) excluding, without duplication

(i) all extraordinary gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges;

(ii) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;

(iii) gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iv) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis;

(v) solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of “Certain Covenants — Limitation on Restricted Payments,” the net income of any Restricted Subsidiary (other than a Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;

(vi) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vii) any fees and expenses paid in connection with the issuance of the Notes;

(viii) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary;

(ix) any net after-tax gains or losses attributable to the early extinguishment or conversion of Debt;

(x) any non-cash impairment charges or asset write-off or write-down resulting from the application of Accounting Standards Codification 350, Intangibles — Goodwill and Other, Accounting Standards Codification 360, Property, Plant, and Equipment, and Accounting Standards Codification 805, Business Combinations;

(xi) non-cash gains, losses, income and expenses resulting from fair value accounting required by Accounting Standards Codification 815, Derivatives and Hedging, or any related subsequent Statement of Financial Accounting Standards;

(xii) accruals and reserves that are established within 12 months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP;

(xiii) any fees, expenses, charges or Integration Costs incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, Incurrence or repayment of Debt (including such fees, expenses or charges related to any Credit Facility), issuance of Capital Interests, refinancing transaction or amendment or modification of any Debt instrument, and including, in each case, any such transaction undertaken but not completed, and any charges or non-recurring merger or acquisition costs incurred during such period as a result of any such transaction, in each case whether or not successful;

(xiv) any net unrealized gain or loss (after any offset) resulting from currency translation gains or losses related to currency remeasurements of Debt (including any net gain or loss resulting from obligations under Swap Contracts or Hedging Obligations for currency exchange risk) and any foreign currency translation gains or losses;

(xv) any accruals and reserves that are established for expenses and losses, in respect of equity-based awards compensation expense (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Net Income to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(xvi) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture, to the extent actually reimbursed, or, so long as the Issuer has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); and

(xvii) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption; and

(B) including, without duplication, dividends and distributions from Joint Ventures actually received in cash by the Company.

“Consolidated Total Leverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of all Debt of such Person and its Restricted Subsidiaries at the end of the most recent fiscal period for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Total Leverage Ratio to the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the Four Quarter Period preceding the Transaction Date. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Credit Agreement” means that certain Credit Agreement, dated as of January 18, 2007, by and among Fidelity National Information Services, Inc., and certain of its subsidiaries party thereto, each lender from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under the definition of the term “Permitted Debt”), or adds Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or Debt holders.

“Credit Facilities” means one or more credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving loans or term loans or the issuance of letters of credit or bankers’ acceptances or the like.

“Debt” means at any time (without duplication), with respect to any Person, the following: (i) all indebtedness of such Person for money borrowed or for the deferred and unpaid purchase price of property, excluding any trade payables or other current liabilities incurred in the normal course of business; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all reimbursement obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities (excluding obligations in respect of letters of credit or bankers’ acceptances issued in respect of trade payables) issued for the account of such Person; provided that such obligations shall not constitute Debt except to the extent drawn and not repaid within five business days; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person; (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination; (vii) any Swap Contracts and Hedging Obligations of

such Person at the time of determination; (viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt.

For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to the Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (vii) is the net amount payable (after giving effect to permitted set off) if such Swap Contracts or Hedging Obligations are terminated at that time due to default of such Person; (d) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; (e) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (f) interest, fees, premium, expenses, additional payments, and charges on obligations described in this definition of “Debt,” if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations, (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent (provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and finally determined, the amount is paid within 60 days thereafter), and (z) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person (provided that any such obligation appearing as such a liability shall continue to be excluded from Debt to the extent (A) such Person is indemnified for the payment thereof by a solvent Person or (B) amounts to be applied to the payment therefor are in escrow).

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Eligible Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is formed or otherwise incorporated in the United States or a State thereof or the District of Columbia.

“Eligible Bank” means a bank or trust company (i) that is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof and (ii) the senior Debt of which is rated at least “A3” by Moody’s or at least “A-” by Standard & Poor’s.

“Eligible Cash Equivalents” means any of the following: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition (or such other maturities if not prohibited by the Credit Agreement); (ii) time deposits in and certificates of deposit of any Eligible Bank (or in any other financial institution to the extent the amount of such deposit is within the limits insured by the Federal Deposit Insurance Corporation), provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above or clause (iv) below entered into with any Eligible Bank or securities dealers of recognized national standing; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition (or such other maturities if not prohibited by the Credit Agreement) and, at the time of acquisition, have a rating of at least “A-2” or “P-2” (or long-term ratings of at least “A3” or “A-”) from either S&P or Moody’s, or, with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody’s (or equivalent ratings by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company and other than structured investment vehicles, provided that such Investments have a rating of at least A-2 or P-2 from either S&P or Moody’s and mature within 180 days after the date of acquisition (or such other maturities if not prohibited by the Credit Agreement); (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds (and shares of investment companies that are registered under the Investment Company Act of 1940) substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi); (viii) United States dollars, or money in other currencies received in the ordinary course of business; (ix) asset-backed securities and corporate securities that are eligible for inclusion in money market funds; (x) fixed maturity securities which are rated BBB- and above by S&P or Baa3 and above by Moody’s; provided that the aggregate amount of Investments by any Person in fixed maturity securities which are rated BBB+, BBB or BBB- by S&P or Baa1, Baa2 or Baa3 by Moody’s shall not exceed 20% of the aggregate amount of Investments in fixed maturity securities by such Person; and (xi) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent advisable in connection with any business conducted by the Company or any Restricted Subsidiary, all as determined in good faith by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Company. In the case of a transaction between the Company or a Restricted Subsidiary, on the one hand, and a Securitization Vehicle, on the other hand, if the Board of Directors of the Company determines in its sole discretion that such determination is appropriate, a determination as to Fair Market Value may be made at the commencement of the transaction and be applicable to all dealings between the Securitization Vehicle and the Company or such Restricted Subsidiary during the course of such transaction.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Four Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification and the rules and interpretations of the Commission under the authority of the federal securities laws, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date irrespective of any subsequent change in such Accounting Standards Codification or other statements or any subsequent adoption of International Financial Reporting Standards.

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment (or payment of damages in the event of non-payment) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement, excluding commodity agreements relating to raw materials used in the ordinary course of the Company’s or any Restricted Subsidiary’s business.

“Holder” means a Person in whose name a Note is registered in the security register. In connection with Notes issued in global book-entry form, DTC shall be treated for all purposes as the only registered holder of such Notes.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP or an interpretation thereunder that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(1) amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory Change of Control Offer or Asset Sale Offer for such Debt; and

(4) unrealized losses or charges in respect of Swap Contracts or Hedging Obligations.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Banc of America Securities LLC, J.P. Morgan Securities Inc., Goldman, Sachs & Co., Wells Fargo Securities, LLC, BNP Paribas Securities Corp., RBS Securities Inc., SunTrust

Robinson Humphrey, Inc., U.S. Bancorp Investments, Inc., Credit Agricole Securities (USA) Inc., ING Financial Markets LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., PNC Capital Markets LLC, Scotia Capital (USA) Inc., and TD Securities (USA) LLC, as applicable, and such other initial purchasers party to any purchase agreement entered into in connection with the offer and sale of any Additional Note.

“Integration Costs” means, with respect to any acquisition, all costs relating to the acquisition and integration of the acquired business or operations into the Company, including labor costs, legal fees, consulting fees, travel costs and any other expenses relating to the integration process.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person (including an Affiliate), including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person; and (iii) the purchase or acquisition of the business or assets of another Person substantially as an entirety, but shall exclude accounts receivable and other extensions of trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Eligible Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) and investments described in clause (i) of the definition of Eligible Cash Equivalents, which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Issue Date” means July 16, 2010.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure Debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Joint Venture” means (a) any Person which would constitute an “equity method investee” (as defined under GAAP) of the Company or any of its Subsidiaries, (b) any other Person designated by the Company in writing to the Trustee (which designation shall be irrevocable) as a “Joint Venture” for purposes of the Indenture and at least 50% but less than 100% of whose Equity Interests are directly owned by the Company or any of its Subsidiaries, and (c) any Person in whom the Company or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

“Moodys” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale, net of the costs relating to such Asset Sale and the sale or disposition of such Designated Non-Cash Consideration (including, without limitation, legal, accounting and investment banking fees, brokerage and sales commissions, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and consultant and other customary fees), any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (including, in respect of any proceeds received in connection with any Asset Sale of any Foreign Subsidiary, deductions in respect of withholding taxes that are or would be payable in cash if such funds were repatriated to the United States), payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale, amounts required to be applied to the repayment of principal, premium, if any, and interest on senior Debt required (other than required by clause (a) of the second paragraph of “Repurchase at the Option of Holders — Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof (including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction).

“obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Officers’ Certificate” means a certificate signed by two officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer, the principal accounting officer, any corporate executive vice president or the treasurer of the Company or such Guarantor, as applicable.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Eligible Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Eligible Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

“Permitted Debt” means:

(i) Debt Incurred pursuant to any Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed an amount equal to the greater of (x) an amount that equals the sum of all outstanding term loans and revolving credit commitments (whether or not funded) under the Credit Agreement as of July 9, 2010 plus $750 million and (y) 3.0 times the aggregate amount of Consolidated Cash Flow Available for Fixed Charges for the Four Quarter Period immediately preceding the date of the Incurrence;

(ii) Debt under the Notes issued on the Issue Date (and any Exchange Notes pursuant to the Registration Rights Agreement) and contribution, indemnification and reimbursement obligations (including without limitation those to the Trustee) owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;

(iii) Guarantees of the Notes (and any Exchange Notes pursuant to the Registration Rights Agreement);

(iv) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than clauses (i), (ii) or (iii) above);

(v) Debt owed to and held by the Company or a Restricted Subsidiary;

(vi) Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be incurred under the Indenture;

(vii) Guarantees of Debt among the Company and the Restricted Subsidiaries, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement, provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with the “Limitation on Incurrence of Debt” covenant and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed;

(viii) Debt incurred in respect of workers’ compensation claims, health, disability or other employee benefits, property casualty or liability insurance, and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, stay, release, appeal, surety, customs and similar bonds, letters of credit for trade payables or other operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(ix) Debt under Swap Contracts and Hedging Obligations (excluding Swap Contracts and Hedging Obligations entered into for speculative purposes);

(x) Debt owed by the Company or a Restricted Subsidiary to the Company or any Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by the Company or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt and shall be deemed Incurred as Debt of the Company for purposes of the Indenture;

(xi) Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt, provided that the aggregate principal amount of such Debt outstanding at any time may not exceed $500 million in the aggregate;

(xii) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price, deferred compensation or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under the Indenture;

(xiii) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Interests; provided, however, that:

(a) any subsequent issuance or transfer of Capital Interests that results in any such Preferred Interests being held by a Person other than the Company or a Restricted Subsidiary; and

(b) any sale or other transfer of any such Preferred Interests to a Person that is not either the Company or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such Preferred Interests by such Restricted Subsidiary that was not permitted by this clause (xiii);

(xiv) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of Incurrence;

(xv) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $500 million at any time outstanding;

(xvi) Debt Incurred by any Securitization Vehicle in a Securitization Financing (which may include unsecured Guarantees by the Company or any of its Restricted Subsidiaries of the obligations of the Securitization Vehicle under such Securitization Financing);

(xvii) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(xviii) Debt of (a) the Company or a Restricted Subsidiary Incurred to finance an acquisition or (b) Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the covenant described under “— Consolidation, Merger, Conveyance, Transfer or Lease”; provided that after giving effect to such acquisition or merger, either (y) the Company would be permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated Fixed Charge Coverage Ratio, or (z) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

(xix) obligations of the Company and its Restricted Subsidiaries with respect to liabilities arising from the Vault Cash Operations;

(xx) Debt consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations of the Company or any Restricted Subsidiary contained in supply arrangements, in each case, in the ordinary course of business;

(xxi) Debt (including intercompany Debt among the Company and its Subsidiaries) in respect of the Cash Management Practices;

(xxii) Refinancing Debt;

(xxiii) Debt incurred by any Restricted Company representing deferred compensation to employees of a Restricted Company incurred in the ordinary course of business (including those incurred in connection with any acquisitions);

(xxiv) Debt consisting of promissory notes issued by any Restricted Company to future, present or former directors, officers, members of management, employees or consultants of the Company or any of its Subsidiaries or their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Capital Interests of the Company permitted by the Indenture; and

(xxv) Debt incurred in the ordinary course of business in connection with relocation service transactions and secured by the properties which are the subject of such transactions.

Notwithstanding anything herein to the contrary, Debt permitted under clauses (i), (ii), (xi) and (xv) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (xxii) of this definition of “Permitted Debt.”

“Permitted Investments” means:

(a) Investments in existence on the Issue Date;

(b) Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(c) Investments in cash and Eligible Cash Equivalents;

(d) Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the normal course of business;

(e) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary;

(f) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;

(g) Swap Contracts and Hedging Obligations;

(h) receivables owing to the Company or any of its subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(i) Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

(j) Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $500 million at any one time outstanding (provided, however, that if any Investment made pursuant to this clause is made in any Person that is not a Restricted Subsidiary and such Person thereafter becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (e) above and not this clause for so long as such Person continues to be a Restricted Subsidiary);

(k) loans and advances (including for travel and relocation) to directors, officers, members of management, employees and consultants (or Guarantees issued to support the obligations of such Persons) in an amount not to exceed $25 million in the aggregate at any one time outstanding;

(l) Investments the payment for which consists solely of Capital Interests of the Company;

(m) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(n) guarantees by the Company or any Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary (including any Securitization Vehicle) of Debt otherwise permitted by the covenant described under “— Certain Covenants — Limitation on Incurrence of Debt”;

(o) any Investment by the Company or any Restricted Subsidiary in a Securitization Vehicle or any Investment by a Securitization Vehicle in any other Person in connection with a Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing the Securitization Financing or any related Debt; provided that any Investment in a Securitization Vehicle is in the form of a purchase money note or contribution of additional Securitization Assets or, to the extent determined in good faith by the Company to be necessary to maintain adequate capitalization of such Securitization Vehicle, equity investments;

(p) Investments in Joint Ventures;

(q) Investments in securities or other assets not constituting cash, Eligible Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provision described under “Repurchase at the Option of Holder — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(r) Investments arising in the ordinary course of business as a result of any Settlement, including Investments in and of Settlement Assets;

(s) Investments and transfers of funds among the Company and its Restricted Subsidiaries that are made in accordance with the Cash Management Practices;

(t) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants — Transactions with Affiliates” (except transactions described in clauses (b), (d) and (g) of such paragraph);

(u) Guarantees by the Company or any Restricted Subsidiary of leases (other than Capital Lease Obligations) entered into in the ordinary course of business;

(v) any pledges or deposits permitted under the definition of “Permitted Liens”; and

(w) any Investment that replaces, refinances or refunds any other Investment permitted under the Indenture; provided, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded.

“Permitted Liens” means:

(a) Liens existing on the Issue Date;

(b) Liens that secure Credit Facilities incurred pursuant to clause (i) of the definition of “Permitted Debt” (and any related Hedging Obligations and Swap Contracts permitted under the agreement related thereto);

(c) any Lien for taxes or assessments or other governmental charges or levies not overdue for more than 30 days (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP) or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole;

(d) any warehousemen’s, materialmen’s, landlord’s or other similar Liens arising by law for sums not overdue for more than 30 days (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP) or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole;

(e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not individually or in the aggregate materially adversely affect the value of the Company and its Restricted Subsidiaries (taken as a whole) or materially impair the operation of the business of the Company and its Restricted Subsidiaries (taken as a whole);

(f) pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body; (ii) to secure the performance of tenders, bids, surety, stay, customs, appeals, or performance bonds, leases, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations Incurred in the normal course of business consistent with industry practice (including, without limitation, those to secure health, safety and environmental obligations); (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA); or (iv) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(g) Liens on property or assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not created or Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;

(h) Liens securing Debt of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary thereof;

(i) for the avoidance of doubt, other Liens (not securing Debt) incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of the

Company and its Restricted Subsidiaries (taken as a whole) or materially impair the operation of the business of the Company and its Restricted Subsidiaries (taken as a whole);

(j) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in clauses (a), (b), (g), (q) and (w) hereof; provided that such Liens do not extend to any other property or assets (other than improvements, accessions, or proceeds in respect thereof) and the principal amount of the obligations secured by such Liens is not increased;

(k) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(l) licenses of intellectual property granted in the ordinary course of business;

(m) Liens to secure Capital Lease Obligations and Purchase Money Debt permitted to be incurred pursuant to clause (xi) of the definition of “Permitted Debt”; provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed after the Issue Date with the proceeds of such Capital Lease Obligation or Purchase Money Debt;

(n) Liens in favor of the Company or any Guarantor;

(o) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(p) Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 270 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(q) Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person (including Liens that secure Debt of such Subsidiary); provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto and proceeds thereof) and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(r) Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business and (ii) (W) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (X) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, (Y) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, and (Z) of financial institutions funding the Vault Cash Operations in the cash provided by such institutions for such Vault Cash Operations;

(s) Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) under the caption “Events of Default”;

(t) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Debt;

(u) any interest of title of an owner of equipment or inventory on loan or consignment to the Company or any of its Restricted Subsidiaries and Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(v) deposits in the ordinary course of business to secure liability to insurance carriers;

(w) Liens securing the Notes and the Note Guarantees;

(x) Liens on the Capital Interests of a Securitization Vehicle and Securitization Assets , in each case, incurred in connection with a Securitization Financing;

(y) Liens securing Hedging Obligations and Swap Contracts so long as any related Debt is permitted to be Incurred under the Indenture;

(z) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in Joint Ventures, partnerships and the like permitted to be made under the Indenture;

(aa) Liens pursuant to the terms and conditions of any contracts between the Company or any Restricted Subsidiary and the U.S. government;

(bb) Liens arising in connection with the Cash Management Practices, including Liens securing borrowings from financial institutions and their Affiliates permitted under clause (xxi) of the definition of “Permitted Debt”;

(cc) Settlement Liens;

(dd) any pledge of the Capital Interests of an Unrestricted Subsidiary to secure Debt of such Unrestricted Subsidiary;

(ee) Liens (i) on advances of cash or Eligible Cash Equivalents in favor of the seller of any property to be acquired by the Company or any Restricted Subsidiary under clause (f) of the definition of “Permitted Investment” to be applied against the purchase price for such Investment, (ii) consisting of an agreement to dispose of any property in a disposition permitted under the covenant described under “Asset Sales” and (iii) on cash earnest money deposits made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted under the Indenture; and

(ff) Liens not otherwise permitted under the Indenture in an aggregate amount not to exceed the greater of (i) 5% of Total Assets of the Company and its Restricted Subsidiaries and (ii) $750 million.

“Person” means any individual, corporation, limited liability company, partnership, Joint Venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Purchase Money Debt” means Debt

(i) Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and

(ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed (and proceeds thereof); and in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act yielding gross proceeds to either of the Company, or any direct or indirect parent company of the Company, of at least $200 million or (ii) a private equity offering of Qualified Capital Interests of the Company, or any direct or indirect parent company of the Company other than (x) any such public or private sale to an entity that is an Affiliate of the Company and (y) any public offerings registered on Form S-8; provided that, in the case of an offering or sale by a direct or indirect parent company of the Company, such parent company contributes to the capital of the Company the portion of the net cash proceeds of such offering or sale necessary to pay the aggregate Redemption Price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to the provisions described under the third paragraph of “— Optional Redemption.”

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3 of the Exchange Act selected by the Company or any parent of the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the applicable series of outstanding Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Company may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Limitation on Restricted Payments.” The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces, extends or defeases any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that

(i) such Refinancing Debt is subordinated to the Notes or any Note Guarantee thereof to at least the same extent as the Debt being refunded, refinanced, renewed, replaced, extended or defeased, if such Debt was subordinated to the Notes or any Note Guarantee thereof;

(ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes;

(iii) the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being refunded, refinanced, renewed, replaced, extended or defeased;

(iv) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding (plus the amount of any unexpired unfunded commitments) under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt; and

(v) such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced, extended or defeased, except that the Company may Incur Refinancing Debt to refund, refinance, renew, replace, extend or defease Debt of any Restricted Subsidiary.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated as of the Issue Date, among the Company, the Guarantors and Banc of America Securities LLC, Goldman Sachs & Co., J.P. Morgan Securities Inc., and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers, as amended or supplemental from time to time in accordance with its terms, and any similar agreement entered into in connection with any Additional Notes.

“Related Business Assets” means assets (other than cash or Eligible Cash Equivalents) used or useful in the business of the Company or any of its Restricted Subsidiaries; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Payment” is defined to mean any of the following:

(a) any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company, other than

(i) dividends, distributions or payments made solely in Qualified Capital Interests in the Company; and

(ii) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis);

(b) any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, defease or otherwise acquire or retire any Capital Interests in the Company (including the conversion into, or exchange for, Debt, of any Capital Interests) other than any such Capital Interests owned by the Company or any Restricted Subsidiary (other than a payment made solely in Qualified Capital Interests in the Company);

(c) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is subordinate in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof; and

(d) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary (including any Foreign Subsidiary) that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back as a capital lease by the Company or a Restricted Subsidiary.

“Securitization Assets” means any accounts receivable, royalty or revenue streams, other financial assets, proceeds and books, records and other related assets incidental to the foregoing subject to a Securitization Financing.

“Securitization Financing” means Debt Incurred in connection with a receivables securitization transaction involving the Company or any of its Restricted Subsidiaries and a Securitization Vehicle; provided that (i) such Debt when Incurred shall not exceed 100% of the cost or Fair Market Value, whichever is lower, of the property being acquired on the date of acquisition, (ii) such Debt is created and any Lien attaches to such property concurrently with or within forty-five (45) days of the acquisition thereof, and (iii) such Lien does not at any time encumber any property other than the property financed by such Debt.

“Securitization Vehicle” means one or more special purpose vehicles that are, directly or indirectly, wholly owned Subsidiaries of the Company and are Persons organized for the limited purpose of entering into a Securitization Financing by purchasing, or receiving by way of capital contributions, sale or other transfer, assets from the Company and its Subsidiaries and obtaining financing for such assets from third parties, and whose structure is designed to insulate such vehicle from the credit risk of the Company.

“Settlement” means the transfer of cash or other property with respect to any credit, charge or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

“Settlement Asset” means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

“Settlement Debt” means any payment or reimbursement obligation in respect of a Settlement Payment.

“Settlement Liens” means any Lien relating to any Settlement or Settlement Debt (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

“Settlement Payment” means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

“Settlement Receivable” means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for and in the amount of a Settlement made or arranged, or to be made or arranged, by such Person.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X promulgated under the Securities Act, but shall not include any Unrestricted Subsidiary.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental, complimentary, or ancillary thereto, or expansions or developments thereof; and any other business approved from time to time by the Board of Directors of the Company.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subsidiary” of a Person means a corporation, limited or general partnership, joint venture, limited liability company or other business entity of which a majority of Voting Interests are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, futures contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell back agreements, and securities lending and borrowing agreements, or any other similar transactions or any combination of any of the foregoing (including any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Tender Offer” means the plan announced by the Company on May 25, 2010 to purchase on the open market up to $2,500,000,000 worth of shares of its common stock, par value $0.01 per share, at a price range between $29.00 and $31.00 per share of common stock through a modified “Dutch auction” tender offer, or through such other means as may be elected by the Company.

“Total Assets” means, with respect to any Persons, the total assets of such Persons on a consolidated basis, as shown on the most recent consolidated balance sheet of such Persons as may be expressly stated (excluding Settlement Assets, as shown on such balance sheet).

“Transactions” means (i) the offerings of the Notes and the use of proceeds therefrom, (ii) the amendment and extension of (and increase of the Debt available under) the Credit Agreement and the use of proceeds therefrom and (iii) the payment of all fees and expenses related thereto, and the transactions related thereto.

“Treasury Rate” means (x) with respect to the 2017 Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 15, 2013; provided, however, that if the period from such redemption date to July 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used and (y) with respect to the 2020 Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 15, 2014; provided, however, that if the period from such redemption date to July 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means:

(1) any Subsidiary (other than a Securitization Vehicle) designated as such by an Officers’ Certificate as set forth in the Indenture where neither the Company nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary;

(2) any Securitization Vehicle, if designated as an Unrestricted Subsidiary by an Officer’s Certificate as set forth in the Indenture; and

(3) any Subsidiary of an Unrestricted Subsidiary.

“Vault Cash Operations” means the vault cash or other arrangements pursuant to which various financial institutions fund the cash requirements of automated teller machines and cash access facilities operated by the Company and its Subsidiaries at customer locations.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person, taking into account the voting power of such securities, entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person (other than securities or interests having such power only by reason of the happening of a contingency).

EXCHANGE OFFERS

In connection with the issuance of the Original Notes on July 16, 2010, we entered into a registration rights agreement with the initial purchasers, which provides for the exchange offers. The exchange offers will permit eligible holders of notes to exchange the Original Notes for Exchange Notes that are identical in all material respects with the applicable series of Original Notes for which they have been exchanged, except that:

•	the Exchange Notes have been registered under the U.S. federal securities laws and will not bear any legend restricting their transfer;

•	the Exchange Notes bear a different CUSIP number from the Original Notes;

•	the Exchange Notes generally will not be subject to transfer restrictions and will not be entitled to registration rights; and

•	the holders of the Exchange Notes will not be entitled to earn additional interest under circumstances relating to our registration obligations under the registration rights agreement.

The Exchange Notes will evidence the same debt as the Original Notes. Holders of Exchange Notes will be entitled to the benefits of the indenture.

The following summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. You should refer to the exhibits that are a part of the registration statement (of which this prospectus is a part) for a copy of the registration rights agreement. See “Where You Can Find More Information.”

General

We are making the exchange offers to comply with our contractual obligations under the registration rights agreement. Except under limited circumstances, upon completion of the exchange offers, our obligations with respect to the registration of the Original Notes will terminate.

We agreed, pursuant to the registration rights agreement, to use commercially reasonable efforts to:

•	cause to be filed as soon as practicable after the date of issuance of the Original Notes, but in no event later than April 12, 2011, an exchange offer registration statement with the SEC,

•	cause the exchange offer registration statement to become effective on or before July 11, 2011, and

•	have the exchange offer registration statement remain effective for use by one or more participating broker-dealers until the earlier of 90 days after the date the exchange offer registration statement becomes effective and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

We will use commercially reasonable efforts to consummate the exchange offers on or before the 30th business day after the exchange offer registration statement is declared effective by the SEC.

We will keep the exchange offers open for not less than 20 business days (or longer if required by law) after the date notice of the exchange offers is mailed to the respective holders of the Original Notes. For each Original Note surrendered to us pursuant to the exchange offers, the holder of such Original Note will receive an Exchange Note of the respective series having a principal amount equal to that of the surrendered Original Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Original Note surrendered in exchange thereof or, if no interest has been paid on the Original Note, from the date of its original issue.

In connection with the issuance of the Original Notes, we arranged for the Original Notes to be issued in the form of global notes through the facilities of DTC acting as depositary. The Exchange Notes will also be issued in the form of global notes registered in the name of DTC or its nominee and each beneficial owner’s interest in Exchange Notes will be transferable in book-entry form through DTC.

Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the exchange offers. Original Notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offers will remain outstanding and be entitled to the benefits of the Indenture, including accrual of interest, but, subject to limited exceptions, will not be entitled to any registration rights under the applicable registration rights agreement. See ‘‘— Consequences of Failure to Tender.”

We will be deemed to have accepted validly tendered Original Notes when and if we have given oral or written notice to the exchange agent of our acceptance. Subject to the terms and conditions of these exchange offers, delivery of Exchange Notes will be made by the exchange agent on the settlement date upon receipt of such notice. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return the certificates for any unaccepted Original Notes, at our expense, to the tendering holder promptly after the expiration of the applicable exchange offer.

The exchange offers are not being made to, nor will we accept tenders for exchange from, holders of the Original Notes in any jurisdiction in which the applicable exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Eligibility; Transferability

We are making the exchange offers in reliance on interpretations of the staff of the SEC set forth in several no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations, we believe that you, or any other person receiving Exchange Notes, may offer for resale, resell or otherwise transfer such Exchange Notes without complying with the registration and prospectus delivery requirements of the U.S. federal securities laws, if:

•	you are, or the person or entity receiving such Exchange Notes is, acquiring such Exchange Notes in the ordinary course of business;

•	you are not, nor is any such person or entity, engaged in, or intends to engage in, a distribution (within the meaning of such term under the Securities Act) of the Exchange Notes;

•	you do not, nor does any such person or entity, have an arrangement or understanding with any person or entity to participate in any distribution (within the meaning of such term under the Securities Act) of the Exchange Notes;

•	you are not, nor is any such person or entity, our affiliate as such term is defined under Rule 405 under the Securities Act; and

•	you are not acting on behalf of any person or entity who could not truthfully make these statements.

To participate in the exchange offers, you must represent as the holder of Original Notes that each of these statements is true.

In addition, each broker-dealer registered under the Exchange Act must also (i) represent that it is participating in the applicable exchange offer for its own account and is exchanging Original Notes acquired as a result of market-making activities or other trading activities, (ii) confirm that it has not entered into any arrangement or understanding with the Company or any affiliate of the Company to distribute the Exchange Notes and (iii) acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of the Exchange Notes received in exchange for the Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, until the earlier of 90 days after the date the exchange offers registration statement becomes effective and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Exchange Notes by such broker-dealers.

Any holder of Original Notes who is our affiliate, who does not acquire the Exchange Notes in the ordinary course of business, who intends to participate in the exchange offers for the purpose of distributing the Exchange Notes or is a broker-dealer who purchased the Original Notes directly from us:

•	will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

Expiration of the Exchange Offers; Extensions; Amendments

The exchange offers will expire at 5:00 p.m., New York City time, on [          ], 2010, or the expiration date, unless we extend either or both of the exchange offers. To extend either of the exchange offers, we will notify the exchange agent and each registered holder of any extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right to extend either or both of the exchange offers, delay accepting any tendered Original Notes or, if any of the conditions described below under the heading “— Conditions” have not been satisfied, to terminate such exchange offer. We also reserve the right to amend the terms of the exchange offers in any manner. We will give oral or written notice of such delay, extension, termination or amendment to the exchange agent.

If we amend either exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the applicable exchange offer, if necessary, so that at least five business days remain in the offer following notice of the material change.

If we determine to make a public announcement of any delay, extension, amendment or termination of either exchange offer, we will do so by making a timely release through an appropriate news agency.

Conditions

Notwithstanding any other term of either exchange offer, we will not be required to accept for exchange, or issue any Exchange Notes for the respective series of, any Original Notes, and may terminate or amend such exchange offer before the expiration of such exchange offer, if:

•	we determine that such exchange offer violates any law, statute, rule, regulation or any interpretation by the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; or

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to such exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for those Original Notes, if at any time any stop order is threatened or issued with respect to the registration statement for the exchange offers and the Exchange Notes or the qualification of the indenture under the Trust Indenture Act of 1939. In any such event, we must use commercially reasonable efforts to obtain the withdrawal of any stop order as soon as practicable.

In addition, we will not be obligated to accept for exchange the Original Notes of any holder that has not made to us the representations described under “— Eligibility; Transferability” and “Plan of Distribution.”

Procedures for Tendering

A holder of Original Notes who wishes to accept the applicable exchange offer, and whose Original Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, must instruct the custodial entity to tender and consent with respect to that holder’s Original Notes on the holder’s behalf pursuant to the procedures of the custodial entity.

To tender in the applicable exchange offer, a holder of Original Notes must:

(i) complete, sign and date the letter of transmittal (or a facsimile thereof) in accordance with its instructions, including guaranteeing the signature(s) to the letter of transmittal, if required, and mail or otherwise deliver such letter of transmittal or such facsimile, together with the certificates representing the Original Notes specified therein, to the exchange agent at the address set forth in the letter of transmittal for receipt on or prior to the expiration date;

(ii) comply with DTC’s Automated Tender Offer Program, or ATOP, procedures for book-entry transfer described below on or prior to the expiration date; or

(iii) comply with the guaranteed delivery procedures described below.

The exchange agent and DTC have confirmed that the exchange offers are eligible for ATOP. The letter of transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration date of the applicable exchange offer at one of its addresses set forth under “— Exchange Agent” in this prospectus or as set forth in the letter of transmittal. Original Notes will not be deemed surrendered until the letter of transmittal and signature guarantees, if any, or agent’s message, are received by the exchange agent.

The method of delivery of Original Notes, the letter of transmittal, and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the exchange agent on or before the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under those procedures. Do not send the letter of transmittal or any Original Notes to anyone other than the exchange agent.

All Exchange Notes will be delivered only in book-entry form through DTC. Accordingly, if you anticipate tendering other than through DTC, you are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of any Exchange Notes to be delivered to you pursuant to the exchange offers and to obtain the information necessary to provide the required DTC participant with account information for the letter of transmittal.

Book-Entry Delivery Procedures for Tendering Original Notes Held with DTC

If you wish to tender Original Notes held on your behalf by a custodial entity with DTC, you must:

(i) inform your custodial entity of your interest in tendering your Original Notes pursuant to the applicable exchange offer; and

(ii) instruct your custodial entity to tender all Original Notes you wish to be tendered in the applicable exchange offer into the exchange agent’s account at DTC on or prior to the expiration date. Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender Original Notes by effecting a book-entry transfer of the Original Notes to be tendered in the applicable exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of such exchange offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC, and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”) tendering Original Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

Proper Execution and Delivery of Letter of Transmittal

Signatures on a letter of transmittal or notice of withdrawal described below (see “— Withdrawal of Tenders”), as the case may be, must be guaranteed by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act unless the Original Notes tendered pursuant to the letter of transmittal are tendered (i) by a holder who has not completed the box entitled “Special Delivery Instructions” or “Special Issuance and Payment Instructions” on the letter of transmittal or (ii) for the account of an eligible guarantor institution.

If the letter of transmittal is signed by the holder(s) of Original Notes tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the Original Notes without alteration, enlargement or any change whatsoever. If any of the Original Notes tendered thereby are held by two or more holders, all such holders must sign the letter of transmittal. If any of the Original Notes tendered thereby are registered in different names on different Original Notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If Original Notes that are not tendered for exchange pursuant to the exchange offers are to be returned to a person other than the holder thereof, certificates for such Original Notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the holder of any Original Notes listed therein, such Original Notes must be properly endorsed or accompanied by a properly completed bond power, signed by such holder exactly as such holder’s name appears on such Original Notes. If the letter of transmittal or any Original Notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal (or facsimile thereof), the tendering holders of Original Notes waive any right to receive any notice of the acceptance for exchange of their Original Notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which Exchange Notes and/or substitute certificates evidencing Original Notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If no such instructions are given, Original Notes not tendered or exchanged will be returned to such tendering holder.

All questions as to the validity, form, eligibility (including time of receipt), and acceptance and withdrawal of tendered Original Notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered Original Notes determined by us not to be in proper form or not to be properly tendered or any tendered Original Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular Original Notes, whether or not waived in the case of other Original Notes. Our interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Original Notes, neither we, the exchange agent nor any other person will be under any duty to give such notification or shall incur any liability for failure to give any such notification. Tenders of Original Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

Any holder whose Original Notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the Original Notes. Holders may contact the exchange agent for assistance with such matters.

Guaranteed Delivery Procedures

Holders wishing to tender their Original Notes but whose Original Notes are not immediately available or who cannot deliver their Original Notes, the letter of transmittal or any other required documents to the exchange agent or cannot comply with the applicable procedures described above before expiration of the exchange offers may tender if:

(i) the tender is made through an eligible guarantor institution, as defined above under “— Proper Execution and Delivery of Letter of Transmittal,”

(ii) before expiration of the exchange offers, the exchange agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent’s message and notice of guaranteed delivery, in each case:

•	setting forth the name and address of the holder and the registered number(s) and the principal amount of Original Notes tendered, and

•	stating that the tender is being made by guaranteed delivery, and guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, or facsimile thereof, together with the Original Notes or a book-entry transfer confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

(iii) the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered Original Notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offers.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their Original Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

You may withdraw tenders of Original Notes at any time prior to the expiration date.

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent prior to the deadline described above at its address set forth under “— Exchange Agent” in this prospectus. The withdrawal notice must:

•	specify the name of the person who tendered the Original Notes to be withdrawn;

•	contain a description of the Original Notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such Original Notes and the aggregate principal amount represented by such Original Notes; and

•	be signed by the holder of those Original Notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the Original Notes. In addition, the notice of withdrawal must specify, in the case of Original Notes tendered by delivery of certificates for such Original Notes, the name of the registered holder, if different from that of the tendering holder or, in the case of Original Notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn Original Notes. The signature on the notice of withdrawal must be guaranteed by an eligible institution unless the Original Notes have been tendered for the account of an eligible institution.

Withdrawal of tenders of Original Notes may not be rescinded, and any Original Notes properly withdrawn will be deemed not validly tendered for purposes of these exchange offers. Properly withdrawn Original Notes may, however, be retendered by again following one of the procedures described in “— Procedures for Tendering” prior to the expiration date.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed the exchange agent for these exchange offers. Letters of transmittal, notices of guaranteed delivery and all correspondence in connection with these exchange offers should be sent or delivered by each holder of Original Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent as follows:

By Mail or Hand Delivery:	The Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 101 Barclay Street — 7 East New York, New York 10286 Attn: Mr. David Mauer

By Facsimile:	(212) 298-1915 Corporate Trust Operations Reorganization Unit Attn: Mr. David Mauer

To Confirm by Telephone:	(212) 815-3687 Corporate Trust Operations Reorganization Unit

We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection with the exchange offers.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. However, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offers. We may, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We will pay the other cash expenses incurred in connection with the exchange offers.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Original Notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes so exchanged,

•	tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal, or

•	a transfer tax is imposed for any reason other than the exchange of Original Notes under the respective exchange offer.

If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

We will record the Exchange Notes at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offers.

Consequences of Failure to Tender

All untendered Original Notes will remain subject to the restrictions on transfer provided for in the Original Notes and in the indenture. The Original Notes that are not exchanged for Exchange Notes pursuant to the exchange offers will remain restricted securities. Accordingly, such Original Notes may be resold only:

•	to us (upon redemption thereof or otherwise),

•	pursuant to a registration statement which has been declared effective under the Securities Act,

•	for so long as the Original Notes are eligible for resale pursuant to Rule l44A, to a person the holder of the Original Notes and any person acting on its behalf reasonably believes is a “qualified institutional buyer” as defined in Rule l44A, that purchases for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule l44A, or

•	pursuant to any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to us and the trustee), in each case subject to compliance with any applicable foreign, state or other securities laws.

Upon completion of the exchange offers, due to the restrictions on transfer of the Original Notes and the absence of such restrictions applicable to the Exchange Notes, it is likely that the market, if any, for Original Notes will be relatively less liquid than the market for Exchange Notes. Consequently, holders of Original Notes who do not participate in the respective exchange offer could experience significant diminution in the value of their Original Notes, compared to the value of the Exchange Notes. The holders of Original Notes not tendered will have no further registration rights, except that, under limited circumstances, we may be required to file a shelf registration statement with respect to the Original Notes.

Information Regarding the Registration Rights Agreement

As noted above, we are effecting the exchange offers to comply with the registration rights agreement. The registration rights agreement requires us to:

•	use commercially reasonable efforts to cause to be filed as soon as practicable (and in no event later than 270 days) after July 16, 2010 an exchange offer registration statement with the SEC;

•	use commercially reasonable efforts to cause the exchange offer registration statement to become effective within 360 days after July 16, 2010 (the “Effectiveness Deadline”);

•	use commercially reasonable efforts to consummate the exchange offers as soon as practicable (and in no event later than 30 business days) after the exchange offer registration statement becomes effective; and

•	cause to be filed a shelf registration statement for the resale of the Original Notes under certain circumstances and to use commercially reasonable efforts to cause such registration statement to become effective under the Securities Act.

The requirements under the registration rights agreement described in the first three bullets above will be satisfied when we complete the exchange offer.

If we have not exchanged the Exchange Notes of either series for all Original Notes of such series validly tendered in accordance with the terms of the applicable exchange offer on or before the 30th business day after the Effectiveness Deadline or, if applicable, a shelf registration statement covering resales of the Original Notes of such series has not been declared effective within the time period required by the registration rights agreement or such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions), then additional interest shall accrue on the principal amount of the Original Notes of such series at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of such event and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 0.75% per annum thereafter, until such exchange offer is completed, the shelf registration statement is declared effective or, if such shelf registration statement ceased to be effective, again becomes effective, as described in the registration rights agreement.

Under the registration rights agreement, we have also agreed to keep the registration statement for the exchange offers effective for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the exchange offers is mailed to holders.

Our obligations to register the notes will terminate upon the completion of the exchange offers. However, under certain circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement with respect to the Original Notes.

This summary includes only the material terms of the registration rights agreement. For a full description, you should refer to the complete copy of the registration rights agreement, which has been filed as an exhibit to the registration statement relating to the exchange offers and the Exchange Notes. See “Where You Can Find More Information.”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material U.S. federal income tax consequences of the exchange of Original Notes for Exchange Notes pursuant to the exchange offers, but does not address any other aspects of U.S. federal income tax consequences to holders of Original Notes or Exchange Notes. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is not binding on the Internal Revenue Service (the “Service”) or on the courts, and no ruling will be sought from the Service with respect to the statements made and the conclusions reached in this summary. There can be no assurance that the Service will agree with such statements and conclusions.

This summary is limited to the U.S. federal income tax consequences of those persons who are the original beneficial owner of the Original Notes, who exchange Original Notes for Exchange Notes in these exchange offers and who hold the Original Notes as capital assets within the meaning of Section 1221 of the Code, which we refer to in this section as “Holders.” This summary does not address specific tax consequences that may be relevant to particular persons, including banks, financial institutions, broker-dealers, insurance companies, real estate investment trusts, regulated investment companies, partnerships or other pass-through entities, expatriates, tax-exempt organizations and persons that have a functional currency other than the U.S. dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold the notes as part of a straddle, hedge, conversion transaction or other integrated investment. In addition, this summary does not address tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address U.S. federal alternative minimum tax consequences, estate and gift tax consequences, consequences under the tax laws of any state, local or foreign jurisdiction, or consequences under any U.S. federal tax laws other than income tax law.

If a partnership or other entity taxable as a partnership holds Original Notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Original Notes, you should consult your tax advisor regarding the tax consequences of the exchange of Original Notes for Exchange Notes pursuant to the exchange offers.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY. PERSONS CONSIDERING THE EXCHANGE OF ORIGINAL NOTES FOR EXCHANGE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF EXCHANGING THE ORIGINAL NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS AND U.S. FEDERAL TAX LAWS OTHER THAN INCOME TAX LAW.

Exchange of an Original Note for an Exchange Note Pursuant to these Exchange Offers

The exchange of the Original Notes for the Exchange Notes in the exchange offers described herein should not constitute a significant modification of the terms of the Original Notes and thus should not constitute a taxable exchange for U.S. federal income tax purposes. Rather, the Exchange Notes should be treated as a continuation of the Original Notes. Consequently, a Holder should not recognize gain or loss upon receipt of the Exchange Notes in the exchange offers, the Holder’s basis in the Exchange Notes should be the same as its basis in the Original Notes immediately before the exchange, and the Holder’s holding period in the Exchange Notes should include its holding period in the Original Notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale until the earlier of 90 days after the date the exchange offer registration statement becomes effective and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the applicable exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Until the earlier of 90 days after the date the exchange offer registration statement becomes effective and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Pursuant to the registration rights agreement, we have agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the notes), other than underwriting discounts and commissions, and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Exchange Notes and guarantees offered hereby will be passed upon by Nelson Mullins Riley & Scarborough, LLP, Charlotte, North Carolina. In rendering its opinion, Nelson Mullins Riley & Scarborough, LLP will rely upon the opinion of Moss & Barnett, P.A., with respect to such of the subsidiary guarantors as are organized under the laws of Minnesota; Baxter & Jewell, P.A., with respect to such of the subsidiary guarantors as are organized under the laws of Arkansas; and Quarles & Brady, LLP, with respect to such of the subsidiary guarantors as are organized under the laws of Arizona, Michigan, Nevada, Oklahoma, Pennsylvania, Tennessee, Texas or Wisconsin.

EXPERTS

The consolidated financial statements of Fidelity National Information Services, Inc. and subsidiaries as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. As discussed in note 6 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the Company completed the Metavante Acquisition on October 1, 2009.

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Metavante Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Metavante Technologies, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Fidelity National Information Services, Inc.

Georgia Business Corporation Code.  Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (the “GABCC”) provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (a) such individual conducted himself or herself in good faith; and (b) such individual reasonably believed: (i) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (ii) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GABCC provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854, a court shall order a corporation to indemnify or give an advance for expenses to a director if such court determines the director is entitled to indemnification under Section 14-2-854 or if it determines that in view of all relevant circumstances, it is fair and reasonable, even if the director has not met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GABCC or was adjudged liable in a proceeding referred to in subsection (d) of Section 14-2-851 of the GABCC, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred by the director in connection with the proceeding.

Section 14-2-852 of the GABCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Subsection (c) of Section 14-2-857 of the GABCC provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and may apply to a court under Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

FIS’ Bylaws.  Article V of FIS’ amended and restated bylaws require it to indemnify and hold harmless any director or officer who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, or investigative, including any action or suit by or in the right of FIS, because such person is or was a director or officer of FIS against liability incurred in such proceeding. FIS’ bylaws generally prohibit it from indemnifying any officer or director who is adjudged liable to FIS or is subjected to injunctive relief in favor of FIS for:

•	any appropriation, in violation of the director’s or officer’s duties, of any business opportunity;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	unlawful corporate distributions as set forth in Section 14-2-832 of the GABCC; or

•	any transactions from which the director derived an improper personal benefit.

FIS’ bylaws require FIS, under certain circumstances, to advance expenses to its officers and directors who are parties to an action, suit, or proceeding for which indemnification may be sought. FIS directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

Subsidiary Guarantor Registrants

Georgia Corporation Guarantors — Card Brazil Holdings, Inc., Certegy Payment Recovery Services, Inc., Fidelity National E-Banking Services, Inc., Fidelity National First Bankcard Systems, Inc., Fidelity National Transaction Services, Inc., InterCept, Inc., Payment South America Holdings, Inc., and Penley, Inc.

See above under the heading “Fidelity National Information Services, Inc.” in this item for a description of the indemnification requirements under Georgia law.

Card Brazil Holdings, Inc.  Article VII of Card Brazil Holdings, Inc.’s Amended and Restated Bylaws provide that the corporation shall indemnify each of its directors and officers to the fullest extent permitted under Georgia law.

Certegy Payment Recovery Services, Inc.  Article VII of Certegy Payment Recovery Services, Inc.’s Amended and Restated Bylaws provide that the company shall indemnify each of the directors and officers of the company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company. The company may also maintain insurance on such person’s behalf.

Fidelity National E-Banking Services, Inc.  Article 9 of Fidelity National E-Banking Services, Inc.’s By-laws provide that the company shall indemnify the directors and officers of the company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company. The company may also maintain insurance on such person’s behalf.

Fidelity National First Bankcard Systems, Inc.  Article 9 of Fidelity National First Bankcard Systems, Inc. Bylaws provide that the company shall indemnify each of the directors and officers of the company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company. The company may also maintain insurance on such person’s behalf.

Fidelity National Transaction Services, Inc.  Article VII of Fidelity National Transaction Services, Inc.’s Amended and Restated Bylaws provide that the company shall indemnify each of the directors and officers of the company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company. The company may also maintain insurance on such person’s behalf.

InterCept, Inc.  Article 8 of InterCept, Inc.’s Bylaws provide that the company shall indemnify each of the directors and officers of the company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company. The company may also maintain insurance on such person’s behalf.

Payment South America Holdings, Inc.  Article VII of Payment South America Holdings, Inc.’s Amended and Restated Bylaws provide that the corporation shall indemnify each of its directors and officers to the fullest extent permitted under Georgia law.

Penley, Inc.  Article 7 of Penley, Inc.’s Articles of Incorporation and Article 8 of Penley, Inc.’s Bylaws provide that the company shall indemnify each of the directors and officers of the company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company. The company may also maintain insurance on such person’s behalf.

Georgia LLC Guarantors — Fidelity National Asia Pacific Holdings, LLC and FIS Output Solutions LLC

Georgia Limited Liability Company Act.  Section 14-11-306 of the Georgia Limited Liability Company Act (the “GLLCA”) provides that subject to the standards and restrictions, if any, set forth in the article of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided that a limited liability company shall not have the power to indemnify any member or manager for (a) for his or her intentional misconduct or knowing violation of the law or (b) for any transaction for which such person received a personal benefit in violation of any provision of a written operating agreement.

Fidelity National Asia Pacific Holdings, LLC.  Article V of Fidelity National Asia Pacific Holdings, LLC’s Operating Agreement provides that the company shall indemnify the member and the officers of the company from any losses incurred by reason of any act performed or omitted to be performed in connection with the business of the company.

FIS Output Solutions, LLC.  Article 12 of FIS Output Solutions, LLC’s Operating Agreement provides that the company shall indemnify each of the managers and members of the company to the fullest extent provided for in the GLLCA. The company may also maintain insurance on such person’s behalf.

Arizona Corporation Guarantor — Metavante Payment Services AZ Corporation

Arizona Business Corporation Act.  Section 10-851 of the Arizona Business Corporation Act (the “AZBCA”) authorizes a corporation to indemnify a director made a party to a proceeding in such capacity, provided that the individual’s conduct was in good faith and, when serving in an official capacity with the corporation, the individual reasonably believed that the conduct was in best interests of the corporation, or in all other cases, that the conduct was at least not opposed to its best interests. In the case of any criminal proceedings, indemnification is allowed if the individual had no reasonable cause to believe the conduct was unlawful. A corporation may also indemnify a director for conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to section 10-202, subsection B, paragraph 2 of the AZBCA. Section 10-851 of the AZBCA also provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under Section 10-851 of the AZBCA in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor is limited to reasonable expenses incurred in connection with the proceeding.

Unless otherwise limited by its articles of incorporation, Section 10-852 of AZBCA requires a corporation to indemnify (a) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding and (b) an outside director, provided the proceeding is not one by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation, or one charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Section 10-856 of AZBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.

Metavante Payment Services AZ Corporation.  Article VIII of Metavante Payment Services AZ Corporation’s Bylaws provide that the corporation shall indemnify a director or officer for expenses incurred if he was successful on the merits or otherwise in defending the claim. The corporation shall also indemnify the director or officer against liability incurred unless he breached a duty consisting of either: (a) a material conflict of interest, (b) a violation of criminal law (unless he had no reasonable cause to believe his conduct was unlawful (c), a transaction from which he derived an improper personal profit or (d) willful misconduct. The corporation may also maintain insurance on behalf of such person.

Arkansas Corporation Guarantor — Fidelity Information Services, Inc.

Arkansas Business Corporation Act.  Section 4-27-850 of the Arkansas Business Corporation Act of 1987 (the “ABCA”) permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that the directors, officers, employee or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 4-27-850(c) of the ABCA provides that, to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him. Section 4-27-850(e) of the ABCA provides that expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this section. Section 4-27-850(g) of the ABCA also affords a corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

Fidelity Information Services, Inc.  Article VII of Fidelity Information Services, Inc.’s Amended and Restated Bylaws provide that the corporation shall indemnify each of its directors and officers to the fullest extent permitted under the ABCA and may maintain insurance on such person’s behalf.

California Corporation Guarantors — BenSoft, Incorporated and Second Foundation Corporation, Inc.

California General Corporation Law.  Section 317 of the California General Corporation Law (“CAGCL”) authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that such person is or was an officer, director, or agent of the corporation. Indemnity is available where such person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation’s officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that such person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, or by approval of members not including those persons to be indemnified, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive of any other rights to which those seeking indemnification may be entitled.

BenSoft, Incorporated.  Article 3 of BenSoft, Incorporated’s Articles of Incorporation and Article VI of BenSoft, Incorporated’s Bylaws provide that the corporation shall indemnify each of its directors and officers to the fullest extent permitted by California law and permit the corporation to maintain insurance on such person’s behalf.

Second Foundation, Inc.  Section 4 of Article X of Second Foundation, Inc.’s By-laws provide that corporation may indemnify its directors and officers in excess of the indemnification otherwise permitted by Section 317 of the CAGCL, subject to the limits contained in the CAGCL for actions for which the corporation cannot eliminate personal liability.

California LLC Guarantor — FIS Capital, LLC

Section 17155 of the California Limited Liability Company Act (the “CLLCA”) provides that, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. The CLLCA further provides that a limited liability company shall have power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against or incurred by such person in that capacity or arising out of such person’s status as a manager, member, officer, employee or agent of the limited liability company.

FIS Capital, LLC.  Article 8 of FIS Capital, LLC’s Amended and Restated Operating Agreement provides that the company shall indemnify the members and officers of the company from any losses incurred by reason of any act performed or omitted to be performed in connection with the business of the company.

Delaware Corporation Guarantors — Asset Exchange, Inc., Deposit Payment Protection Services, Inc., eFunds Corporation, eFunds IT Solutions Group, Inc., Fidelity Information Services International Holdings, Inc., Fidelity Information Services International, Ltd., Fidelity International Resource Management, Inc., Fidelity National Information Solutions, Inc., Fidelity Outsourcing Services, Inc., Metavante Operations Resources Corporation, Prime Associates, Inc., Sanchez Software, Ltd., VECTORsgi, Inc., Certegy Check Services, Inc., ClearCommerce Corporation, Fidelity National Payment Services, Inc., and FIS Capital Leasing, Inc.

Delaware General Corporation Law.  Pursuant to Section 145(a) of the Delaware General Corporation Law (the “DGCL”), the registrants may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, agent or employee of the company or is or was serving at their request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), the registrants shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or preceding, had no reasonable cause to believe his conduct was unlawful.

Asset Exchange, Inc.  Article VII of Asset Exchange Inc.’s Certificate of Incorporation provides that the corporation shall indemnify officers and directors to the fullest extent permitted by law. Section 6.1 of Asset Exchange Inc.’s Bylaws provide that the corporation may maintain insurance on behalf of such persons.

Deposit Payment Protection Services, Inc.  Article VII of Deposit Payment Protection Services, Inc.’s Amended and Restated Bylaws provide that the corporation shall indemnify officers and directors to the fullest extent permitted by the DGCL.

eFunds Corporation.  Article XI of eFunds Corporation’s Amended and Restated Certificate of Incorporation provides that the corporation shall indemnify any director or officer to the fullest extent permitted under the DGCL, and may maintain insurance on such persons’ behalf.

eFunds IT Solutions Group, Inc.  Article VIII of eFunds IT Solutions Group, Inc.’s Bylaws provide that the corporation shall indemnify any director or officer to the extent permitted under Section 145 of the DGCL, and may maintain insurance on such persons’ behalf.

Fidelity Information Services International Holdings, Inc.  Section 7 of Fidelity Information Services International Holdings, Inc.’s By-laws provide that corporation shall indemnify any director or officer to the extent permitted under the DGCL.

Fidelity Information Services International, Ltd.  Section 12 of Fidelity Information Services International, Ltd.’s Certificate of Incorporation provides that the corporation shall indemnify any director or officer to the extent permitted under the DGCL.

Fidelity International Resource Management, Inc.  Section 7 of Fidelity International Resource Management, Inc.’s Certificate of Incorporation provides that the corporation shall indemnify any director or officer to the extent permitted under the DGCL.

Fidelity National Information Solutions, Inc.  Article IX of Fidelity National Information Solutions, Inc.’s Amended and Restated Certificate of Incorporation and Article VII of Fidelity National Information Solutions, Inc.’s Amended and Restated Bylaws provide that that the corporation shall indemnify any director or officer to the extent permitted under the DGCL.

Fidelity Outsourcing Services, Inc.  Section 12 of Fidelity Outsourcing Services, Inc.’s Certificate of Incorporation and Article VII of Fidelity Outsourcing Services, Inc.’s Bylaws provide that the corporation shall indemnify each of its directors and officers if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. The corporation may also maintain insurance on such person’s behalf.

Metavante Operations Resources Corporation.  Article VI of Metavante Operations Resources Corporation’s Bylaws provide that the corporation shall indemnify any director or officer to the extent permitted under the DGCL. The corporation may also maintain insurance on such person’s behalf. (pgs. 23-28)

Prime Associates, Inc.  Article VI of Prime Associates, Inc’s By-laws provide that the corporation shall indemnify any director or officer to the extent permitted under the DGCL. The corporation may also maintain insurance on such persons’ behalf.

Sanchez Software, Ltd.  Neither the Certificate of Incorporation nor the Bylaws of Sanchez Software, Ltd. contain provisions regarding the indemnification of directors or officers.

VECTORsgi, Inc.  Article VI of VECTORsgi, Inc.’s By-laws provide that the corporation shall indemnify any director or officer to the extent permitted under the DGCL, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The corporation may also maintain insurance on such person’s behalf.

Cetergy Check Services, Inc.  Article VII of Cetergy Check Services, Inc.’s Amended and Restated Bylaws provide that the corporation shall indemnify any director or officer to the extent permitted under the DGCL, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The corporation may also maintain insurance on such person’s behalf.

ClearCommerce Corporation.  Article VII of ClearCommerce Corporation’s Amended and Restated Bylaws provide that the corporation shall indemnify any director or officer to the extent permitted under the DGCL.

Fidelity National Payment Services, Inc.  Article XI of Fidelity National Payment Services, Inc.’s By-laws provide that the corporation shall indemnify any director or officer to the extent permitted under the DGCL.

FIS Capital Leasing, Inc.  Section 8 of FIS Capital Leasing, Inc.’s Certificate of Incorporation and Article VII of FIS Capital Leasing, Inc.’s Amended and Restated Bylaws provide that the corporation shall indemnify any director or officer to the extent permitted under the DGC.

Delaware LLC Guarantors — Aurum Technology, LLC, Delmarva Bank Data Processing Center, LLC, Fidelity National Information Services, LLC, FIS Core Processing Services, LLC, FIS Item Processing Services, LLC, FIS Management Services, LLC, Metavante Acquisition Company II LLC, Metavante Holdings, LLC, Metavante Payment Services, LLC, Never Compromise, LLC, NYCE Payments Network, LLC, Sanchez Computer Associates, LLC, Valutec Card Solutions, LLC and Kirchman Company LLC.

Delaware Limited Liability Company Act.  Section 18-303(a) of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Aurum Technology, LLC.  Article 8 of Aurum Technology, LLC’s Operating Agreement provides that the company shall indemnify the members and officers of the company from any losses incurred by reason of any act performed or omitted to be performed in connection with the business of the company.

Delmarva Bank Data Processing Center, LLC.  Section 2.8 of Delmarva Bank Data Processing Center, LLC’s Memorandum of Organization provides that the company shall indemnify the managers or officers of the Company to the fullest extent permissible under the DLLCA.

Fidelity National Information Services, LLC.  Article 8 of Fidelity National Information Services, LLC’s Operating Agreement provides that the company shall indemnify the member of the company from any losses incurred by reason of any act performed or omitted to be performed in connection with the business of the company.

FIS Core Processing Services, LLC.  Article 8 of FIS Core Processing Services, LLC’s Operating Agreement provides that the company shall indemnify the member and the officers of the company from any losses incurred by reason of any act performed or omitted to be performed in connection with the business of the company.

FIS Item Processing Services, LLC.  Article 8 of FIS Item Processing Services, LLC’s Operating Agreement provides that the company shall indemnify the member and the officers of the company from any losses incurred by reason of any act performed or omitted to be performed in connection with the business of the company.

FIS Management Services, LLC.  Article 8 of FIS Management Services, LLC’s Operating Agreement provides that the company shall indemnify the member of the company from any losses incurred by reason of any act performed or omitted to be performed in connection with the business of the company. The company may also maintain insurance on such person’s behalf.

Metavante Acquisition Company II LLC.  Section 2.8 of Metavante Acquisition Company II Memorandum of Organization provides that the company shall indemnify the managers or officers of the Company to the fullest extent permissible under the DLLCA.

Metavante Holdings, LLC.  The LLC Operating Agreement does not contain any provisions regarding the indemnification of directors or officers.

Metavante Payment Services, LLC.  Article II of Metavante Payment Services, LLC’s Memorandum of Organization provides that the company shall indemnify the managers or officers of the Company to the fullest extent permissible under the DLLCA.

Never Compromise, LLC.  Article 8 of Never Compromise, LLC’s Operating Agreement provides that the company shall indemnify each of the member and the officers of the company from any losses incurred by reason of any act performed or omitted to be performed in connection with the business of the company. The company may also maintain insurance on such person’s behalf.

NYCE Payments Network, LLC.  Article II of NYCE Payments Network, LLC’s Memorandum of Organization provides that the company shall indemnify the managers or officers of the Company to the fullest extent permissible under the DLLCA.

Sanchez Computer Associates, LLC.  Article 8 of Sanchez Computer Associates, LLC’s Operating Agreement provides that the company shall indemnify the member of the company from any losses incurred by reason of any act performed or omitted to be performed in connection with the business of the company. The company may also maintain insurance on such person’s behalf.

Valutec Card Solutions, LLC.  Article II of Valutec Card Solutions, LLC’s Memorandum of Organization provides that the company shall indemnify each of the managers, directors and officers of the company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company. The company may also maintain insurance on such person’s behalf.

Kirchman Company LLC.  Article II of Kirchman Company LLC’s Memorandum of Organization provides that the company shall indemnify the managers or officers of the Company to the fullest extent permissible under the DLLCA.

Florida Corporation Guarantors — Fidelity National Card Services, Inc., Fidelity National Global Card Services, Inc., WCS Administrative Services, Inc., and WildCard Systems, Inc.

Florida Business Corporation Act.  Section 607.0850 of the Florida Business Corporation Act (the “FLBCA”) permits, in general, a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses that the court shall deem proper. Section 607.0850(6) of the FLBCA permits the corporation to pay such costs or expenses in advance of a final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification under the FLBCA. Section 607.0850(7) of the FLBCA provides that the indemnification and advancement of expense provisions contained in the FLBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

Fidelity National Card Services, Inc.  Article VII of Fidelity National Card Services, Inc.’s Amended and Restated Bylaws provide that the corporation shall indemnify each of its directors and officers to the fullest extent permitted or required under Florida law and is permitted to maintain insurance on such person’s behalf.

Fidelity National Global Card Services, Inc.  Article VII of Fidelity National Global Card Services, Inc.’s Bylaws provide that the corporation shall have the power to indemnify any director or officer if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation. However, indemnification is not available if such person were adjudged liable to the corporation or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred.

WCS Administrative Services, Inc.  Section 6.3 of WCS Administrative Services, Inc.’s Bylaws provide that the corporation shall indemnify its directors and officers to the fullest extent permitted or required under the FLBCA.

WildCard Systems, Inc.  Article VI of WildCard Systems, Inc.’s Bylaws provide that the corporation shall indemnify any director or officer if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation.

Michigan Corporation Guarantor — MBI Benefits, Inc.

Michigan Business Corporation Act.  Section 561 of the Michigan Business Corporation Act (the “MBCA”) provides that a Michigan corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative and whether formal or informal), other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 562 of the MBCA provides that a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or suit, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The MBCA does not permit indemnification for a claim, issue or matter in which such person has been found liable to the corporation unless application for indemnification is made to, and ordered by, the court conducting the proceeding or another court of competent jurisdiction.

Section 563 of the MBCA provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562 of the MBCA, or in defense of a claim, issue, or matter in the action, suit or proceeding, shall be indemnified by the corporation against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the action, suit or proceeding, and an action, suit or proceeding brought to enforce this mandatory indemnification.

MBI Benefits, Inc.  Article V of MBI Benefits, Inc.’s Articles of Incorporation and Article VI of MBI Benefits, Inc.’s Bylaws provide that the company shall indemnify each of the directors and officers of the company to the fullest extent permitted by Michigan law if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company. The company may also maintain insurance on such person’s behalf.

Minnesota Corporation Guarantors — Analytic Research Technologies, Inc., ATM Management Services, Inc., Chex Systems, Inc., ChexSystems Collection Agency, Inc., eFunds Global Holdings Corporation, and EFD Asia, Inc.

Minnesota Business Corporation Act.  Section 302A.521 of the Minnesota Business Corporation Act (“MNBCA”) provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined in Section 302A.521 of the MNBCA) of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person: has not been indemnified therefor by another organization or employee benefit plan; acted in good faith; received no improper personal benefit and Section 302A.255 of the MNBCA (with respect to director conflicts of interest), if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation.

In addition, Section 302A.521, subd. 3 of the MNBCA requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

Analytic Research Technologies, Inc.  Article IX of Analytic Research Technologies, Inc.’s Bylaws provide that the company shall indemnify the directors and officers of the company to the extent permitted by law.

ATM Management Services, Inc.  Article VIII of ATM Management Services, Inc.’s Articles of Incorporation provide that the company shall indemnify the directors and officers of the company to the fullest extent permitted by Chapter 301A of the MNBCA.

Chex Systems, Inc.  Article VII of Chex Systems, Inc.’s Bylaws provide that that the company shall indemnify the directors and officers of the company to the fullest extent permitted by law.

ChexSystems Collection Agency, Inc.  Article VII of ChexSystems Collection Agency, Inc.’s Amended and Restated Bylaws provide that the company shall indemnify the directors and officers of the company to the fullest extent permitted by law.

eFunds Global Holdings Corporation.  Article IX of eFunds Global Holdings Corporation’s Bylaws provide that the company shall indemnify the directors and officers of the company to the fullest extent permitted by Minnesota law.

EFD Asia, Inc.  Article IX of EFD Asia, Inc.’s Amended and Restated Bylaws provide that the company shall indemnify the directors and officers of the company to the fullest extent permitted by Chapter 301A of the MNBCA. The company may also maintain insurance on behalf of such persons.

Nevada Corporation Guarantor — Vicor, Inc.

Nevada General Corporation Law.  Pursuant to the provisions of Section 78.7502 of the Nevada General Corporation Law (the “NVGCL”), companies have authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause or belief his conduct was unlawful.

Under the NVGCL, companies also have the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise against expenses, including amounts paid in settlement, and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the NVGCL requires Nevada corporations to obtain a determination that any discretionary indemnification is proper under the circumstances. Such a determination must be made by the corporation’s stockholders; its board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or under certain circumstances, by independent legal counsel.

Vicor, Inc.  Article VI of Vicor, Inc.’s Bylaws provide that the company shall indemnify each of the directors and officers of the company to the fullest extent permitted by the NVGCL if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company. The company may also maintain insurance on such person’s behalf.

Nevada LLC Guarantor — TREEV LLC

Nevada Limited Liability Company Act.  Chapter 86 of the Nevada Revised Statutes (referenced as the Nevada Limited Liability Company Act, or the “NVLLCA”) provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that such person is or was performing services for the company against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with the action, suit or proceeding if he acted in good faith and in a manner that the indemnitee reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The NVLLCA further provides that all the expenses of such indemnitee incurred in defending any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (including attorneys’ fees, judgments, fines and amounts paid in settlement), may be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that the indemnitee is not entitled to be indemnified by the company (subject to the above provision(s)). Indemnification may not be made for any claim, issue or matter as to which the indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

TREEV LLC .  Section 2.8 of TREEV LLC’s Bylaws provide that the company shall indemnify the managers or officers of the Company to the fullest extent permissible under the NVLLCA.

Oklahoma Corporation Guarantor — Advanced Financial Solutions, Inc.

Oklahoma General Corporations Act.  Section 18-1031 of the Oklahoma General Corporations Act (“OGCA”) grants us the power to indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which such person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, shareholder vote, agreement, or otherwise.

Advanced Financial Solutions, Inc.

Article VIII of Advanced Financial Solutions, Inc.’s Bylaws provide that the company shall indemnify the directors and officers of the company to the extent and manner permitted by the laws of Oklahoma and specifically Section 18-1031 of the OGCA.

Oklahoma LLC Guarantor — Endpoint Exchange LLC

Under the Oklahoma Limited Liability Company Act (the “OKLLCA”), a limited liability company may (a) limit or eliminate the personal liability of a manager for monetary damages for breach of any duty under the OKLLCA or (b) provide for indemnification of a manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because such manager is or was a manager of the limited liability company, except, in either case, for any breach of a manager’s duty of loyalty or any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law.

Endpoint Exchange LLC.  Article VI of Endpoint Exchange LLC’s Operating Agreement provides that the company may indemnify each of its members, managers and officers, provided that such person’s conduct did not constitute willful misconduct or recklessness, such person’s action did not breach the LLC agreement, and such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company. The company may also maintain insurance on such person’s behalf.

Pennsylvania Corporation Guarantor — GHR Systems, Inc.

Pennsylvania Business Corporation Law.  Pursuant to Sections 1741 through 1743 of the Pennsylvania Business Corporation Law (the “PABCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (a) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (b) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless and only to the extent that the court of common please or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses that the court of common please or such other court shall deem proper. A Pennsylvania corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

Section 1746 of the PABCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaw provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

GHR Systems, Inc.  Article VI of GHR Systems, Inc.’s Amended and Restated Bylaws provide that the company shall indemnify each of the directors and officers of the company to the fullest extent permitted by the PABCL if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company. The company may also maintain insurance on such person’s behalf.

Tennessee Corporation Guarantor — Link2Gov Corp.

Tennessee Business Corporation Act.  The Tennessee Business Corporation Act (the “TNBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (a) he conducted himself in good faith; (b) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the TNBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in the preceding sentence; (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the statute.

Link2Gov Corp.  Article 8 of Link2Gov Corp.’s Charter and Article VI of Link2Gov Corp.’s Amended and Restated Bylaws provide that the company shall indemnify each of the directors and officers of the company to the full extent permitted by law, provided that if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company. The company may also maintain insurance on such person’s behalf.

Texas Corporation Guarantor — AdminiSource Communications, Inc.

Texas Business Corporation Act.  Article 2.02-1 of the Texas Business Corporation Act (the “TXBCA”) authorizes a Texas corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative because such person is or was a director. The TXBCA provides that unless a court of competent jurisdiction determines otherwise, indemnification is permitted only if it is determined that such person (a) conducted himself in good faith; (b) reasonably believed (i) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interests; and (ii) in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and (c) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A person may be indemnified under Article 2.02-1 of the TXBCA against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by such person (including court costs and attorneys’ fees), but if such person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by him, the indemnification is limited to reasonable expenses actually incurred and shall not be made in respect of any proceeding in which such person has been.

AdminiSource Communications, Inc.  Article VI of AdminiSource Communications, Inc.’s Bylaws provide that the company shall indemnify each of the directors and officers of the company to the full extent permitted by the TXBCA, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company. The company may also maintain insurance on such person’s behalf.

Wisconsin Corporation Guarantors — Kirchman Corporation and Metavante Corporation

Wisconsin Business Corporation Law.  The Wisconsin Business Corporation Law (the “WBCL”) requires a corporation to indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is or was a director or officer of the corporation. Indemnification is also required in other instances, unless the director or officer is personally liable because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following: a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; a transaction from which the director or officer derived an improper personal benefit; or willful misconduct.

The WBCL provides that reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by a corporation at such time as the director or officer furnishes to the corporation a written affirmation of his or her good-faith belief that he or she has not breached or failed to perform his or her duties to the corporation and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

Kirchman Corporation.  Article VIII of Kirchman Corporation’s Amended Bylaws provide that the company shall indemnify each of the directors and officers to the full extent permitted under the WBCL, provided that the action did not constitute: (a) a willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (b) a violation of criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The company may also maintain insurance on such person’s behalf.

Metavante Corporation.  Article VII of Metavante Corporation’s Amended and Restated Bylaws provide that the corporation shall indemnify each of the directors and officers, provided that the action was not determined by final judicial adjudication to be: (a) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which such person had a material conflict of interest; (b) a violation of criminal law, unless the such person had reasonable cause to believe that his conduct was lawful or no reasonable cause to believe his conduct was unlawful; (c) a transaction from which such person derived an improper personal profit; or (d) willful misconduct. The corporation may also maintain insurance on such person’s behalf.

Item 21.	Exhibits

Exhibit
No.		Description of Exhibit

3.1		Amended and Restated Articles of Incorporation of Fidelity National Information Services, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on February 6, 2006).
3.2		Amended and Restated Bylaws of Fidelity National Information Services, Inc. (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed on February 6, 2006).
4.1		Indenture, dated as of July 16, 2010, among FIS, as issuer, the subsidiaries of FIS listed on the signature page thereto, as guarantors, and The Bank of New York Mellon Trust Company, N.A., a national banking corporation, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on July 20, 2010).
4.2		Registration Rights Agreement, dated as of July 16, 2010, among FIS, as issuer, the subsidiaries of FIS listed on the signature page thereto and Banc of America Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed on July 20, 2010).
5	.1*	Opinion of Nelson Mullins Riley & Scarborough, LLP.
5	.2*	Opinion of Moss & Barnett, P.A.
5	.3*	Opinion of Baxter & Jewell, P.A.
5	.4*	Opinion of Quarles & Brady, LLP.
12	.1*	Computation of Ratio of Earnings to Fixed Charges.
21.1		Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to Annual Report on Form 10-K filed on February 26, 2010).
23	.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23	.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23	.3*	Consent of Nelson Mullins Riley & Scarborough, LLP (included as part of its opinion filed as Exhibit 5.1).
23	.4*	Consent of Moss & Barnett, P.A. (included as part of its opinion filed as Exhibit 5.2).
23	.5*	Consent of Baxter & Jewell, P.A. (included as part of its opinion filed as Exhibit 5.3).
23	.6*	Consent of Quarles & Brady, LLP (included as part of its opinion filed as Exhibit 5.4).
24	.1**	Powers of Attorney for the Directors and Officers of Fidelity National Information Services, Inc. (included on the signature pages to this Registration Statement).
24	.2**	Powers of Attorney for the Directors and Officers of the Guarantors (included on the signature pages to this Registration Statement).
25	.1**	Statement of Eligibility of Trustee on Form T-1.
99	.1**	Form of Letter of Transmittal.
99	.2**	Form of Notice of Guaranteed Delivery.
99	.3**	Form of Instructions from Beneficial Owner.

*	filed herewith

**	previously filed

Item 22.	Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Each undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

FIDELITY NATIONAL INFORMATION
  SERVICES, INC.

By:	/s/ Michael L. Gravelle
Name:     Michael L. Gravelle

Title:	Corporate Executive Vice President, Chief Legal Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Frank R. Martire	President and Chief Executive Officer (Principal Executive Officer), Director	November 19, 2010

* Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 19, 2010

* James W. Woodall	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 19, 2010

* William P. Foley, II	Executive Chairman of the Board	November 19, 2010

* Thomas M. Hagerty	Director	November 19, 2010

* Keith W. Hughes	Director	November 19, 2010

* David K. Hunt	Director	November 19, 2010

* Stephan A. James	Director	November 19, 2010

* Richard N. Massey	Director	November 19, 2010

Signature	Title	Date

* James C. Neary	Director	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

ADMINISOURCE COMMUNICATIONS, INC.
ADVANCED FINANCIAL SOLUTIONS, INC.
BENSOFT, INCORPORATED

By:	/s/ Michael D. Hayford
Name:     Michael D. Hayford

Title:	Corporate Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Frank D’Angelo	Chief Executive Officer and President (Principal Executive Officer), Director	November 19, 2010

* Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2010

* Michael L. Gravelle	Director	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

ANALYTIC RESEARCH TECHNOLOGIES, INC.
ASSET EXCHANGE, INC.
ATM MANAGEMENT SERVICES, INC.
CARD BRAZIL HOLDINGS, INC.
CHEX SYSTEMS, INC.
EFD ASIA, INC.
EFUNDS CORPORATION
EFUNDS GLOBAL HOLDINGS CORPORATION
EFUNDS IT SOLUTIONS GROUP, INC.
FIDELITY INFORMATION SERVICES
  INTERNATIONAL HOLDINGS, INC.
FIDELITY INFORMATION SERVICES
  INTERNATIONAL, LTD.
FIDELITY INFORMATION SERVICES, INC.
FIDELITY NATIONAL CARD SERVICES, INC.
FIDELITY NATIONAL E-BANKING SERVICES, INC.
FIDELITY NATIONAL FIRST BANKCARD
  SYSTEMS, INC.
FIDELITY NATIONAL GLOBAL CARD
  SERVICES, INC.
FIDELITY NATIONAL INFORMATION
  SOLUTIONS, INC.
FIDELITY OUTSOURCING SERVICES, INC.
INTERCEPT, INC.
PAYMENT SOUTH AMERICA HOLDINGS, INC.
PENLEY, INC.
SANCHEZ SOFTWARE, LTD.
WCS ADMINISTRATIVE SERVICES, INC.
WILDCARD SYSTEMS, INC.

By:	/s/ Michael D. Hayford
Name:     Michael D. Hayford

Title:	Corporate Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Gary A. Norcross	Chief Executive Officer and President (Principal Executive Officer), Director	November 19, 2010

* Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2010

* Michael L. Gravelle	Director	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

AURUM TECHNOLOGY, LLC
FIS CORE PROCESSING SERVICES, LLC
FIS ITEM PROCESSING SERVICES, LLC
FIS MANAGEMENT SERVICES, LLC
SANCHEZ COMPUTER ASSOCIATES, LLC

By:	/s/ Michael D. Hayford
Name:     Michael D. Hayford

Title:	Corporate Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Gary A. Norcross	Chief Executive Officer and President (Principal Executive Officer), and Chief Executive Officer and President of Fidelity Information Services, Inc., its sole member	November 19, 2010

* Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on November 19, 2010.

CERTEGY CHECK SERVICES, INC.
CLEARCOMMERCE CORPORATION
DEPOSIT PAYMENT PROTECTION SERVICES, INC.
FIDELITY NATIONAL TRANSACTION
  SERVICES, INC.

By:	/s/ William C. Roese
Name:     William C. Roese

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* William C. Roese	President, (Principal Executive Officer), Director	November 19, 2010

* Lynn V. Cravey	Vice President and Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer), Director	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on November 19, 2010.

CERTEGY PAYMENT RECOVERY SERVICES, INC.

By:	/s/ Jason Cory
Name:     Jason Cory

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jason Cory Jason Cory	President (Principal Executive Officer), Director	November 19, 2010

* Lynn V. Cravey	Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer), Director	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

CHEXSYSTEMS COLLECTION AGENCY, INC.

By:	/s/ John Poole
Name:     John Poole

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* John Poole	President (Principal Executive Officer)	November 19, 2010

* Erik Hoag	Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2010

* Michael L. Gravelle	Director	November 19, 2010

* Gary A. Norcross	Director	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

DELMARVA BANK DATA PROCESSING CENTER,
  LLC

By:	/s/ Michael D. Hayford
Name:     Michael D. Hayford

Title:	Chairman and Chief Executive Officer, Corporate Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Michael D. Hayford	Chairman, Chief Executive Officer, Corporate Executive Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer), Manager	November 19, 2010

* Kirk T. Larsen	Senior Vice President and Treasurer (Principal Accounting Officer)	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

ENDPOINT EXCHANGE LLC

By:	/s/ Michael D. Hayford
Name:     Michael D. Hayford

Title:	Corporate Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Frank D’Angelo	Chief Executive Officer and President (Principal Executive Officer), and Chief Executive Officer and President of Advanced Financial Solutions, Inc., its sole member	November 19, 2010

* Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

FIDELITY INTERNATIONAL RESOURCE
  MANAGEMENT, INC.

By:	/s/ Michael D. Hayford
Name:     Michael D. Hayford

Title:	Corporate Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Gary A. Norcross	Chief Executive Officer and President (Principal Executive Officer)	November 19, 2010

* Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2010

* Michael L. Gravelle	Director	November 19, 2010

* Ricky Lynn Cox	Director	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

FIDELITY NATIONAL ASIA PACIFIC
  HOLDINGS, LLC
FIDELITY NATIONAL INFORMATION
  SERVICES, LLC

By:	/s/ Michael D. Hayford
Name:     Michael D. Hayford

Title:	Corporate Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Gary A. Norcross	Chief Executive Officer and President (Principal Executive Officer)	November 19, 2010

* Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Corporate Executive Vice President and Chief Financial Officer of Fidelity National Information Services, Inc., its sole member	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on November 19, 2010.

FIDELITY NATIONAL PAYMENT SERVICES, INC.

By:	/s/ William C. Roese
Name:     William C. Roese

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* William C. Roese	President (Principal Executive Officer)	November 19, 2010

* Lynn V. Cravey	Vice President, Secretary, and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2010

* Michael L. Gravelle	Director	November 19, 2010

* Gary A. Norcross	Director	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

FIS CAPITAL, LLC

By:	/s/ Michael L. Gravelle
Name:     Michael L. Gravelle

Title:	President, Treasurer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Michael L. Gravelle	President, Treasurer and Corporate Secretary (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer), and President, Treasurer and Corporate Secretary of FIS Capital Leasing, Inc., its sole member	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

FIS CAPITAL LEASING, INC.

By:	/s/ Michael L. Gravelle
Name:     Michael L. Gravelle

Title:	President, Treasurer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Michael L. Gravelle	President, Treasurer and Corporate Secretary (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer), and Director	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

FIS OUTPUT SOLUTIONS, LLC

By:	/s/ Michael D. Hayford
Name:     Michael D. Hayford

Title:	Corporate Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Gary A. Norcross	Chief Executive Officer and President (Principal Executive Officer), and Chief Executive Officer and President of IncerCept, Inc.	November 19, 2010

* Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

GHR SYSTEMS, INC.
KIRCHMAN CORPORATION
LINK2GOV CORP.
MBI BENEFITS, INC.
METAVANTE CORPORATION
METAVANTE OPERATIONS RESOURCES
  CORPORATION
PRIME ASSOCIATES, INC.
VECTORSGI, INC.
VICOR, INC.

By:	/s/ Michael D. Hayford
Name:     Michael D. Hayford

Title:	Corporate Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Frank D’Angelo	Chief Executive Officer and President (Principal Executive Officer)	November 19, 2010

* Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2010

* Michael L. Gravelle	Director	November 19, 2010

* Gary A. Norcross	Director	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

KIRCHMAN COMPANY LLC

By:	/s/ Michael D. Hayford
Name:     Michael D. Hayford

Title:	Corporate Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Michelle Hunt	President, Chief Executive Officer and Secretary (Principal Executive Officer), Director	November 19, 2010

* Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

METAVANTE ACQUISITION COMPANY II LLC

By:	/s/ Michael D. Hayford
Name:     Michael D. Hayford

Title:	Corporate Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Frank D’Angelo	Chief Executive Officer and President (Principal Executive Officer)	November 19, 2010

* Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Director	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

METAVANTE HOLDINGS, LLC

By:	/s/ Jeffrey Lewis
Name:     Jeffrey Lewis

Title:	President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Jeffrey Lewis	President and Treasurer (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	November 19, 2010

* Michael L. Gravelle	Corporate Executive Vice President and Chief Financial Officer of Fidelity National Information Services, Inc., its sole member	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

METAVANTE PAYMENT SERVICES AZ
  CORPORATION

By:	/s/ Jeffrey Lewis
Name:     Jeffrey Lewis

Title:	President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Jeffrey Lewis	President and Treasurer (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer), Director	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

METAVANTE PAYMENT SERVICES, LLC

By:	/s/ Jeffrey Lewis
Name:     Jeffrey Lewis

Title:	Chairman, Chief Executive
Officer President, Treasurer and
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Jeffrey Lewis	Chairman and Chief Executive Officer, President, Treasurer and Secretary (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	November 19, 2010

* Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer of Metavante Corporation, its sole member	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

NEVER COMPROMISE, LLC

By:	/s/ Michael D. Hayford
Name:     Michael D. Hayford

Title:	Corporate Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Gary A. Norcross	Chief Executive Officer and President (Principal Executive Officer), Chief Executive Officer and President of eFunds Global Holdings Corporation, its sole member	November 19, 2010

* Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

NYCE PAYMENTS NETWORK, LLC

By:	/s/ Michael D. Hayford
Name:     Michael D. Hayford

Title:	Corporate Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Frank D’Angelo	Chairman and Chief Executive Officer (Principal Executive Officer), Manager	November 19, 2010

* Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

SECOND FOUNDATION, INC.

By:	/s/ Michael D. Hayford
Name:     Michael D. Hayford

Title:	Corporate Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Gary A. Norcross	Chief Executive Officer and President (Principal Executive Officer)	November 19, 2010

* Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2010

* Ricky Lynn Cox	Director	November 19, 2010

* Michael L. Gravelle	Director	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

TREEV LLC

By:	/s/ Michael D. Hayford
Name:     Michael D. Hayford

Title:	Corporate Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Frank D’Angelo	Chief Executive Officer and President (Principal Executive Officer), Director	November 19, 2010

* Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2010

* Michael L. Gravelle	Director	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 19, 2010.

VALUTEC CARD SOLUTIONS, LLC

By:	/s/ Michael D. Hayford
Name:     Michael D. Hayford

Title:	Corporate Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Frank D’Angelo	Chief Executive Officer and President (Principal Executive Officer), and Chief Executive Officer and President of Metavante Corporation, its sole member	November 19, 2010

* Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2010

The undersigned, by signing his name thereto, signs and executes this registration statement pursuant to Powers of Attorney executed by the above named directors and officers and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.		Description of Exhibit

3.1		Amended and Restated Articles of Incorporation of Fidelity National Information Services, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on February 6, 2006).

3.2		Amended and Restated Bylaws of Fidelity National Information Services, Inc. (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed on February 6, 2006).

4.1		Indenture, dated as of July 16, 2010, among FIS, as issuer, the subsidiaries of FIS listed on the signature page thereto, as guarantors, and The Bank of New York Mellon Trust Company, N.A., a national banking corporation, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on July 20, 2010).

4.2		Registration Rights Agreement, dated as of July 16, 2010, among FIS, as issuer, the subsidiaries of FIS listed on the signature page thereto and Banc of America Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed on July 20, 2010).

5	.1*	Opinion of Nelson Mullins Riley & Scarborough, LLP.

5	.2*	Opinion of Moss & Barnett, P.A.

5	.3*	Opinion of Baxter & Jewell, P.A.

5	.4*	Opinion of Quarles & Brady, LLP.

12	.1*	Computation of Ratio of Earnings to Fixed Charges.

21.1		Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to Annual Report on Form 10-K filed on February 26, 2010).

23	.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23	.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23	.3*	Consent of Nelson Mullins Riley & Scarborough, LLP (included as part of its opinion filed as Exhibit 5.1).

23	.4*	Consent of Moss & Barnett, P.A. (included as part of its opinion filed as Exhibit 5.2).

23	.5*	Consent of Baxter & Jewell, P.A. (included as part of its opinion filed as Exhibit 5.3).

23	.6*	Consent of Quarles & Brady, LLP (included as part of its opinion filed as Exhibit 5.4).

24	.1**	Powers of Attorney for the Directors and Officers of Fidelity National Information Services, Inc. (included on the signature pages to this Registration Statement).

24	.2**	Powers of Attorney for the Directors and Officers of the Guarantors (included on the signature pages to this Registration Statement).

25	.1**	Statement of Eligibility of Trustee on Form T-1.

99	.1**	Form of Letter of Transmittal.

99	.2**	Form of Notice of Guaranteed Delivery.

99	.3**	Form of Instructions from Beneficial Owner.

*	filed herewith

**	previously filed